                                                                     EXHIBIT 4.5



                          ORBITAL IMAGING CORPORATION

                                      AND

                                 HSBC BANK USA,

                                   AS TRUSTEE

                            -----------------------

                                   INDENTURE

                           DATED AS OF APRIL 22, 1999

                            -----------------------

                                  $75,000,000


                         11 5/8% SENIOR NOTES DUE 2005

                            -----------------------

          Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of April 22, 1999


Trust Indenture                                                                     Indenture
 Act Section                                                                         Section
----------------                                                                    ---------

Section 310  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
             (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8, 7.11
Section 311  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.12
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.12
Section 312  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   __
Section 313  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6, 4.8
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6
Section 314  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.8
             (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.6
             (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.5
             (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.5
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.5
Section 315  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(c)
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.5
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(b)
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5, 7.2
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
Section 316  (a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . .  2.9
             (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.2, 6.5
             (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.4
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.7
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.7
Section 317  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.8
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.4
Section 318  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.1

------------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS OF GENERAL APPLICATION .........................................................1
   SECTION 1.1 Definitions ...........................................................................1
   SECTION 1.2 Incorporation by Reference of Trust Indenture Act ....................................23
   SECTION 1.3 Rules of Contruction .................................................................24
ARTICLE II THE NOTES ................................................................................24
   SECTION 2.1 Form and Dating ......................................................................24
   SECTION 2.2 Execution and Authentication .........................................................26
   SECTION 2.3 Trustee, Registrar and Paying Agent ..................................................27
   SECTION 2.4 Paying Agent To Hold Money In Trust ..................................................28
   SECTION 2.5 Holder Lists .........................................................................28
   SECTION 2.6 Transfer and Exchange ................................................................28
   SECTION 2.7 Replacement Notes ....................................................................35
   SECTION 2.8 Outstanding Notes ....................................................................35
   SECTION 2.9 Treasury Notes .......................................................................36
   SECTION 2.10 Temporary Notes .....................................................................36
   SECTION 2.11 Cancellation ........................................................................36
   SECTION 2.12 Defaulted Interest ..................................................................37
   SECTION 2.13 Persons Deemed Owners ...............................................................37
   SECTION 2.14 CUSIP Numbers .......................................................................37
ARTICLE III REDEMPTION ..............................................................................38
   SECTION 3.1 Optional Redemption ..................................................................38
   SECTION 3.2 Mandatory Redemption .................................................................38
   SECTION 3.3 Election to Redeem; Notice to Trustee ................................................38
   SECTION 3.4 Notes to Be Redeemed Pro Rata ........................................................39
   SECTION 3.5 Notice of Redemption .................................................................39

   SECTION 3.6 Effect of Notice of Redemption .......................................................40
   SECTION 3.7 Deposit of Redemption ................................................................40
   SECTION 3.8 Notes Payable on Redemption Date .....................................................41
   SECTION 3.9 Notes Redeemed in Part ...............................................................41
ARTICLE IV COVENANTS ................................................................................41
   SECTION 4.1 Payment of Notes .....................................................................41
   SECTION 4.2 Maintenance of Office or Agency ......................................................42
   SECTION 4.3 Corporate Existence ..................................................................42
   SECTION 4.4 Payment of Taxes and Other Claims ....................................................43
   SECTION 4.5 Maintenance of Properties and Insurance ..............................................43
   SECTION 4.6 Compliance Certificate; Notice of Default ............................................46
   SECTION 4.7 Compliance with Laws .................................................................47
   SECTION 4.8 Reports ..............................................................................47
   SECTION 4.9 Waiver of Stay, Extension or Usury Laws ..............................................47
   SECTION 4.10 Limitation on Restricted Payments ...................................................48
   SECTION 4.11 Limitation on Transaction with Affiliates ...........................................51
   SECTION 4.12 Limitation on Incurrence of Indebtedness or Issuance of Disqualified Stock ..........52
   SECTION 4.13 Dividend and Other Payment Restrictions Affecting Subsidiaries ......................54
   SECTION 4.14 Limitation on Change of Control .....................................................56
   SECTION 4.15 Limitation on Sales of Assets and Subsidiary Interests ..............................58
   SECTION 4.16 Limitation on Liens .................................................................61
   SECTION 4.17 Business Activities .................................................................61
   SECTION 4.18 Limitations on Sale and Leaseback Transactions ......................................61
   SECTION 4.19 Limitation on Sale of Capital Stock of Subsidiaries .................................61
ARTICLE V MERGER, CONSOLIDATION OR SALE OF ASSETS ...................................................62
   SECTION 5.1 Mergers, Consolidations and Sale of Assets ...........................................62
   SECTION 5.2 Successor Substitued .................................................................63

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES ...........................................................63
   SECTION 6.1 Events of Default ....................................................................63
   SECTION 6.2 Acceleration .........................................................................65
   SECTION 6.3 Other Remedies .......................................................................66
   SECTION 6.4 Waiver of Past Defaults ..............................................................67
   SECTION 6.5 Control by Majority ..................................................................67
   SECTION 6.6 Limitation on Suits ..................................................................67
   SECTION 6.7 Rights of Holders to Receive Payment .................................................68
   SECTION 6.8 Collection Suit by Trustee ...........................................................68
   SECTION 6.9 Trustee May File Proofs of Claim .....................................................68
   SECTION 6.10 Priorities ..........................................................................69
   SECTION 6.11 Undertaking for Costs ...............................................................69
ARTICLE VII TRUSTEE .................................................................................70
   SECTION 7.1 Duties of Trustee ....................................................................70
   SECTION 7.2 Rights of Trustee ....................................................................71
   SECTION 7.3 Individual Rights of Trustee and Agents ..............................................72
   SECTION 7.4 Trustee's Disclaimer .................................................................72
   SECTION 7.5 Notice of Default ....................................................................72
   SECTION 7.6 Reports by Trustee to Holders ........................................................72
   SECTION 7.7 Compensation and Indemnify ...........................................................73
   SECTION 7.8 Resignation and Removal; Appointment of Successor ....................................74
   SECTION 7.9 Acceptance of Appointment by Successor ...............................................75
   SECTION 7.10 Successor Trustee by Merger, Etc. ...................................................76
   SECTION 7.11 Trustee Required; Eligibility; Disqualification .....................................76
   SECTION 7.12 Preferential Collection of Claims Against Company ...................................76
ARTICLE VIII DEFEASANCE AND SATISFACTION AND DISCHARGE ..............................................76
   SECTION 8.1 Legal Defeasance and Covenant Defeasance .............................................76

   SECTION 8.2 Satisfaction and Discharge ...........................................................79
   SECTION 8.3 Survival of Certain Obligations ......................................................79
   SECTION 8.4 Acknowledgment of Discharge by Trustee ...............................................80
   SECTION 8.5 Application of Trust Moneys and Government Securities ................................80
   SECTION 8.6 Repayment to the Company; Unclaimed Money ............................................81
   SECTION 8.7 Reinstatement ........................................................................81
ARTICLE IX AMENDEMENTS, SUPPLEMENTS AND WAIVERS .....................................................81
   SECTION 9.1 Without Consent of Holders ...........................................................81
   SECTION 9.2 With Consent of Holders ..............................................................82
   SECTION 9.3 Execution of Supplemental Indentures .................................................84
   SECTION 9.4 Effect of Supplemental Indentures ....................................................84
   SECTION 9.5 Compliance with Trust Indenture Act ..................................................84
   SECTION 9.6 Reference in Notes to Supplemental Indentures ........................................84
   SECTION 9.7 Revocation and Effect of Consents ....................................................84
ARTICLE X SUBSIDIARY GUARANTEES .....................................................................85
   SECTION 10.1 Unconditional Guarantee .............................................................85
   SECTION 10.2 Priority of Guarantee ...............................................................86
   SECTION 10.3 Severability ........................................................................86
   SECTION 10.4 Limitation of Subsidiary Guarantor's Liability ......................................86
   SECTION 10.5 Waiver of Subrogation ...............................................................87
   SECTION 10.6 Successors and Assigns ..............................................................87
   SECTION 10.7 No Waiver ...........................................................................87
   SECTION 10.8 Modification ........................................................................88
   SECTION 10.9 Release of Subsidiary Guarantor .....................................................88
   SECTION 10.10 Execution of Supplemental Indenture by Future Restricted Subsidiaries ..............88
   SECTION 10.11 Waiver of Stay, Extension or Usury Laws ............................................89
ARTICLE XI MISCELLANEOUS ............................................................................89

   SECTION 11.1 Trust Indenture Act Controls ........................................................89
   SECTION 11.2 Notices to Company and Trustee ......................................................89
   SECTION 11.3 Notices to Holders ..................................................................90
   SECTION 11.4 Trustee, Paying Agent and Registrar Procedures ......................................90
   SECTION 11.5 Compliance Certificates and Opinions ................................................90
   SECTION 11.6 Form of Documents Delivered to Trustee ..............................................91
   SECTION 11.7 Acts of Holders; Registered Holders; Record Dates ...................................92
   SECTION 11.8 Successors and Assigns ..............................................................93
   SECTION 11.9 Severability ........................................................................93
   SECTION 11.10 Benefits of Indenture ..............................................................94
   SECTION 11.11 Governing Law; Jurisdiction ........................................................94
   SECTION 11.12 Legal Holdays ......................................................................94
   SECTION 11.13 No Recourse Against Others; Limitation on Liability ................................94
   SECTION 11.14 Counterparts .......................................................................94

         INDENTURE, dated as of April 22, 1999, by and between Orbital Imaging Corporation (the "Company" or "ORBIMAGE") with its principal office at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and HSBC Bank USA, a New York banking corporation and trust company, as trustee (the "Trustee").

                                   RECITALS:

         WHEREAS, the Company has duly authorized the issuance of $75,000,000 aggregate principal amount of its 11 5/8% Senior Notes Due 2005 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder, duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH: for and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, each party hereto hereby mutually covenants and agrees, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE I
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.1  DEFINITIONS.

         "Acceleration Notice" has the meaning set forth in Section 6.2(a).

         "Acquired Debt" means, with respect to any specified Person:

                 (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

                 (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Act" has the meaning set forth in Section 11.7(a).

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Equity Interests, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Equity Interests (or the equivalent) of a Person shall be deemed to be control.

         "Affiliate Transaction" has the meaning set forth in Section 4.11.

         "Agent Member" shall mean members of, or participants in, the Depositary.

         "Asset Sale" means:

                 (i) the sale, lease, license, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction or similar arrangement) by the Company or a Restricted Subsidiary of the Company (a "disposition"), provided that the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.14 and/or 5.1 of this Indenture, and not by Section 4.15.

                 (ii) except to the extent excluded by clause (i) above, the issuance or disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company's Restricted Subsidiaries.

in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions: (a) that has a Fair Market Value in excess of $2.5 million; or (b) for net proceeds in excess of $2.5 million.

         Notwithstanding the foregoing: (i) sales of imagery, imagery distribution or satellite tasking rights, software or rights in software for processing and storing imagery, license grants to imagery value-added resellers or distributors and other associated rights, and sales of services, products or inventory in the ordinary course of business; (ii) a transfer of assets by the Company to any of its Restricted Subsidiaries or by a Restricted Subsidiary of the Company to the Company; (iii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company; (iv) an exchange of an asset held by the Company or a Restricted Subsidiary of the Company for an asset of a third party upon a determination by the disinterested members of the Board of Directors of the Company made in good faith (evidenced by a resolution approved by a majority of the disinterested members of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) that the asset received by the Company or a Restricted Subsidiary of the Company in such exchange (x) is a Related Asset, (y) has a Fair Market Value at least equal to the fair market value of the asset transferred by the Company or such Restricted

Subsidiary of the Company and (z) is usable in the ordinary course of the Company's business to at least the same extent as the asset transferred by the Company or such Restricted Subsidiary; (v) sales or dispositions of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or any of its Restricted Subsidiaries; and (vi) a Restricted Payment that is permitted under Section 4.10, will not be deemed to be Asset Sales.

         "Asset Sale Offer" has the meaning set forth in Section 4.15(a).

         "Asset Sale Offer Trigger Date" has the meaning set forth in Section 4.15(a).

         "Attributable Debt" means, with respect to any sale and leaseback transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges).

         "Business Assets" means any hardware, software, technology, intellectual property, or other rights in or assets (or, in the case of clause
(vi), inventory) relating to (i) the remote imaging satellites owned and/or operated by ORBIMAGE on the First Issue Date, (ii) the OrbView Satellites,
(iii) the Replacement Satellites, (iv) any other remote imaging satellites developed, constructed or acquired by ORBIMAGE, (v) the ground segment (or any components thereof) related to the operation of, and processing of data from, the satellites described in clauses (i)-(v) above, and (vi) the Company's imagery catalogue and archive.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Consideration" means any consideration received from an Asset Sale in the form of cash or Cash Equivalents, in either case in U.S. dollars or freely convertible into U.S. dollars.

         "Cash Equivalents" means:

                 (i)      United States dollars;

                 (ii)     Government Securities;

                 (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances or money market deposit accounts with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

                 (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any Eligible Institution;

                 (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

                 (vi) mutual funds or other pooled investment vehicles investing solely in investments of the types described in (i) through (v) above.

         "Cash Insurance" has the meaning set forth in Section 4.5.

         "Change of Control" means:

                 (i) the failure by Orbital to hold at least 12,600,000 shares of Common Stock of the Company (being 50% of the shares of Common Stock held by Orbital on May 8, 1997), adjusted for stock splits, stock combinations and the like;

                 (ii) the failure by Orbital to hold at least thirty percent (30%) of the Common Stock of the Company on a fully diluted basis, without giving effect to the conversion of Capital Stock of the Company issued as a dividend paid-in-kind with respect to shares of Series A Preferred Stock or Capital Stock of the Company issued pursuant to options granted under the Stock Option Plan or any other option plan adopted for the benefit of the Company's employees or directors;

                 (iii) the direct or indirect acquisition of beneficial ownership of Voting Equity Interests of the Company by any Person or group of Persons acting in concert, in an amount greater than the amount of Voting Equity Interests held contemporaneously by Orbital except (x) purchases by record holders of Series A Preferred Stock as of the First Issue Date (and their Affiliates, to the extent that such holders are permitted to transfer their shares of Series A

Preferred Stock to Affiliates under the Stock Purchase Agreement ("Series A Affiliates")) from other holders of Series A Preferred Stock and their Series A Affiliates and (y) purchases permitted pursuant to the subscription rights of the holders of Series A Preferred Stock under Section 4.1 of the Stockholders' Agreement;

                 (iv) the acquisition of the Company, or the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including through a liquidation or dissolution, of all or substantially all of the assets of the Company and its Restricted Subsidiaries or the combination of the Company or all or substantially all its assets with another Person (other than any such transfer to any Wholly Owned Restricted Subsidiary of the Company), unless the acquiring or surviving Person shall be a corporation more than fifty percent (50%) of the combined voting power of which corporation's then outstanding Voting Equity Interests, after giving effect to such acquisition or combination, are owned, immediately after such acquisition or combination, by the owners of the Voting Equity Interests of the Company outstanding immediately prior to such acquisition or combination;

                 (v) the adoption of a plan relating to the liquidation or dissolution of the Company (other than any such liquidation or dissolution to or for the benefit of any Wholly Owned Restricted Subsidiary of the Company);

                 (vi) the failure by the Company to obtain any applicable License (or License amendment, as applicable) so that it is in full force and effect within thirty (30) days prior to the scheduled launch of any of the OrbView Satellites;

                 (vii) the revocation of any License necessary to operate OrbView-2 or the OrbView Satellites consistent with the Company's current and planned commercial operations and which revocation is not cured within thirty
(30) days of the occurrence thereof or such later date when all applicable appeals have been finally determined, if during such appeal period the Company has received regulatory approval to continue operations under the License pending the outcome of such appeals; or

                 (viii) at any time prior to the latest to occur of (a) the successful on-orbit checkout of the imaging satellite known as OrbView-3, (b) a Qualifying Public Offering or (c) the Business Day next following the end of a 180 consecutive day period during which the average closing price per share of the Company's Common Stock shall have exceeded the Threshold Price (as defined in the definition of "Qualifying Public Offering" below) then in effect, and unless consented to in writing by the holders of at least fifty percent (50%) of the shares of Series A Preferred Stock then outstanding, the acquisition by any Person or group of Persons acting in concert of beneficial ownership, direct or indirect, of securities of Orbital representing thirty-five percent (35%) or more of the combined voting power of Orbital's then outstanding equity securities and at any time thereafter either (x) less than a majority of Orbital's board of directors shall be Continuing Directors or (y) there shall be an announcement by Orbital or such acquiring Person or group of Persons or the approval of a business plan by Orbital's

Board of Directors, in either case that indicates an intention to de-emphasize or curtail the relationship between the Company and Orbital.

         "Change of Control Date" has the meaning set forth in Section 4.14(b).

         "Change of Control Offer" has the meaning set forth in Section
4.14(a).

         "Change of Control Payment" has the meaning set forth in Section
4.14(a).

         "Change of Control Payment Date" has the meaning set forth in Section 4.14(b).

         "Collateral Agent" means the collateral agent under the Pledge
Agreement.

         "Commission" means the Securities and Exchange Commission, or successor body performing the duties now assigned to it under the TIA.

         "Common Stock" means the common stock, $.01 par value, of the Company.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

                 (a) plus, to the extent deducted or otherwise excluded in computing such Consolidated Net Income:

                          (i)     an amount equal to any extraordinary loss
plus any net loss realized in connection with a sale of assets;

                          (ii)    provision for taxes based on income or
profits of such Person and its Restricted Subsidiaries for such period;

                          (iii)   Consolidated Interest Expense; and

                          (iv)    depreciation, amortization (including
amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period;

                 (b) minus, to the extent added or otherwise included in computing Consolidated Net Income, consolidated interest income of such Person and its Restricted Subsidiaries for such period and non-cash items increasing such Consolidated Net Income (including, without limitation, (x) unrealized currency exchange gains and (y) amortized non-cash contract revenues related to
(i) cash received prior to the First Issue Date and (ii) cash received subsequent to the First Issue Date that is specifically intended to fund capital expenditures, including, but not limited to that certain contract between Orbital and the U.S. Air Force with respect to hyperspectral imagery and that certain contract dated as of December 18, 1998 between MacDonald, Dettwiler and Associates Ltd. and the Canadian Space Agency relating to RadarSat-2, as the same may be amended from time to time, in each case, on a consolidated basis and determined in accordance with GAAP). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of any such Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed by dividend to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Consolidated Interest Expense" means, with respect to any Person for any period, (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations) plus (b) the aggregate amount for such period of cash or non-cash dividends on any Disqualified Stock of the Company and its Subsidiaries.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                 (i) the Net Income of any Person that is not a Subsidiary Guarantor or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof;

                 (ii) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders;

                 (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

                 (iv) the cumulative effect of a change in accounting principles shall be excluded; and

                 (v) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Restricted Subsidiary thereof.

         "Consolidated Net Worth" means, with respect to any Person as of any date:

                 (i) the consolidated equity of the equity holders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

                 (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred Equity Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus

                 (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of such business) subsequent to the First Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; minus

                 (iv) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries; minus

                 (v) all unamortized debt discount and expense and unamortized deferred charges as of such date.

         "Consolidated Tangible Net Assets" means, with respect to any Person, the Consolidated Net Worth of such Person less goodwill and any other intangible assets shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

         "Continuing Director" means a director of Orbital that is a director on the First Issue Date or is nominated as a director by a majority of Orbital's Board of Directors, which majority consists of directors in place for at least 12 months (other than in connection with replacements or vacancies occurring in the ordinary course) prior to the acquisition representing 35% or more of the combined voting power of Orbital's outstanding equity securities.

         "Corporate Trust Office" means, with respect to the Trustee or any agent, the principal corporate trust office of such Person.

         "Covenant Defeasance" has the meaning set forth in Section 8.1(c).

         "Credit Facilities" means, with respect to the Company, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" has the meaning set forth in Section 2.6.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise at the option of the holder thereof; or (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes are repaid, redeemed or retired in full; provided, however, that Disqualified Stock shall not include any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.10 of this Indenture. The Series A Preferred Stock shall not be Disqualified Stock.

         "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time as of which any investment or rollover therein is made.

         "Eligible Receivables" means the accounts receivable of the Company (net of accounts more than 90 days past due and reserves and allowances for doubtful accounts determined in accordance with GAAP).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

         "Exchange Note" means any Note issued in exchange for an Original Note pursuant to the Exchange Offer.

         "Exchange Offer" means the offer to exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Original Notes that are validly tendered by such Holders in connection with such exchange and issuance.

         "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

         "Existing Indebtedness" means Indebtedness of the Company in existence on the First Issue Date, until such amounts are repaid.

         "Fair Market Value" means, with respect to any asset, the sale value that would be obtained in an arm's-length free market transaction, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith and by unanimous resolution, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

         "First Issue Date" means February 25, 1998, the date on which the Company issued 150,000 units consisting of the 1998 Notes and warrants to purchase 1,312,746 shares of Common Stock.

         "Fixed Asset Financing" means Indebtedness that is secured by ground-based equipment and other tangible assets of the Company or a sale and leaseback transaction with respect to such assets, in which case the Attributable Debt shall be treated as Indebtedness for purposes of this definition.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

         "Global Note" has the meaning set forth in Section 2.1.

         "Government Securities" means securities that are direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" or "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) foreign currency hedge obligations; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

         "Holder" means a Person in whose name a Note is registered in the Note Register.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of book value or Fair Market Value of such assets), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any preferred stock issued by Subsidiaries of such Person, plus accrued and unpaid dividends, and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; and provided, that "Indebtedness" shall be calculated without duplication and after elimination of Intercompany Indebtedness.

         "Indebtedness to Capital Ratio" means, on any date of determination for the Company and its Restricted Subsidiaries, on a consolidated basis, the ratio (expressed as a percentage) of Indebtedness on such date to Total Invested Capital on such date.

         "Indebtedness to Cash Flow Ratio" means, with respect to any Person as of any date of determination, the ratio of: (i) total Indebtedness of such Person and its Restricted Subsidiaries as of such date; to (ii) two times Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the two most recently ended fiscal quarters for which financial statements of such Person are available (the "Measurement Period"); provided, however, that: (a) in making such computation, the total Indebtedness of such Person and its Restricted Subsidiaries shall include the total amount of funds outstanding under any credit facilities; and (b) in the event such Person or any of its Restricted Subsidiaries consummates a material acquisition or sale of assets, or issues or redeems Disqualified Stock subsequent to the commencement of the Measurement Period, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition, sale of assets or issuance or redemption of Disqualified Stock as if the same had occurred at the beginning of the Measurement Period. For purposes of this definition, whenever the pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "1998 Indenture" means the Indenture, dated as of February 25, 1998 between the Company and HSBC Bank USA (formerly known as Marine Midland Bank), governing the 1998 Notes.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company (evidenced by a resolution of the majority of the Board of Directors of the Company as set forth in an Officers' Certificate delivered to the Trustee), qualified to perform the task for which it has been engaged and is disinterested and independent with respect to the Company and its Affiliates.

         "Initial Purchasers" means Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Insurance Account" has the meaning set forth in Section 4.5.

         "Intercompany Indebtedness" has the meaning set forth in Section
4.12(b).

         "Interest Payment Date" means, with respect to any installment of interest on the Notes, March 1 and September 1 of each year.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests (other than Disqualified Stock) of the Company shall not be deemed to be an Investment. Notwithstanding the foregoing, Investments shall not include advance payments for satellite capacity or imagery related services or products in the ordinary course of business.

         "Issue Date" means April 22, 1999, the date on which the Notes are first authenticated and delivered under this Indenture.

         "Joint Venture" means a Person in a Related Business in which the Company or one of its Subsidiaries holds 50% or less of the Voting Equity Interests.

         "Legal Defeasance" has the meaning set forth in Section 8.1(b).

         "License" means any Federal Communications Commission license or Department of Commerce license issued to the Company relating to the operation of OrbView-2 or the OrbView Satellites (including the Department of Commerce license and the Federal Communications Commission license currently owned by Orbital relating to the operation of OrbView-2).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement, dated as of April 22, 1999, between the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time.

         "Marketable Securities" means: (i) Government Securities or, for purpose of determining whether such Government Securities may serve as substitute Pledged Securities, Government Securities having a maturity date on or before the date on which the payments of interest on the Notes to which such Government Securities are pledged occur; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Pledgor) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1"

(or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above; and in the case of (ii) through (iv) above, which have a maturity date on or before the date on which the payments of interest on the Notes to which such securities are pledged occur.

         "Moody's" means Moody's Investors Service, Inc. or its successors.

         "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

                 (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:
(a) any sale of assets (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                 (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means (a) with respect to any Asset Sale, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets (including Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose) and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of legal, accounting and investment banking fees, discounts and sales commissions and net of taxes paid or payable as a result thereof.

         "Non-Recourse Debt" means Indebtedness:

                 (i) as to which neither the Company nor any of its Restricted Subsidiaries: (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); (b) is directly or indirectly liable (as a guarantor or otherwise); or (c) constitutes the lender;

                 (ii) no default that (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

                 (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Company or any of its Restricted Subsidiaries.

         "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

         "Note Register" has the meaning specified in Section 2.3.

         "Notes" means the Exchange Notes and the Original Notes.

         "1998 Notes" means the 11-5/8% Senior Notes due 2005 issued pursuant to the 1998 Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offer and sale by the Company to the Initial Purchasers of $75,000,000 in aggregate principal amount at maturity of the Notes at a purchase price of $70,830,000.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, President or a Vice-President and the chief financial and accounting officer of such Person.

         "Opinion of Counsel" means a written opinion of legal counsel acceptable to the Trustee, and delivered to the Trustee.

         "Orbital" means Orbital Sciences Corporation, a Delaware corporation, or any successor entity whether by merger, sale of all or substantially all its assets or otherwise.

         "Orbital Agreements" means each of the Amended and Restated Procurement Agreement between the Company and Orbital, dated as of February 25, 1998 and amended as of December 31, 1998, the Amended and Restated ORBIMAGE Services Agreement between Orbital and the Company, dated as of December 31, 1997; the Non-Compete and Teaming Agreement between the Company and Orbital, dated as of May 8, 1997; the OrbView-2 License Agreement between the Company and Orbital, dated as of May 8, 1997; the Software License Agreement between the Company and Earth Observation Sciences dated March 14, 1996, as amended; the RadarSat-2 License Agreement, dated as of December 31, 1998 and amended as of April 1, 1999, among the Company, Orbital and MacDonald, Dettwiler and Associates Ltd., a wholly owned subsidiary of Orbital, and the Software Maintenance and Support Agreement between the Company and Earth Observation Sciences, dated as of October 1, 1997; each agreement as in effect as of the Issue Date and as amended from time to time if such amendment is not prohibited by this Indenture or the 1998 Indenture.

         "OrbView Satellites" means each of the high-resolution satellites currently designated as OrbView-3 and OrbView-4 under the Procurement Agreement, and any Replacement Satellite.

         "Original Notes" means the Notes initially issued under this Indenture prior to the issuance of the Exchange Notes.

         "Paying Agent" has the meaning set forth in Section 2.3.

         "Permitted Investment" means:

                 (i) any Investments in the Company or any Wholly Owned Restricted Subsidiary of the Company;

                 (ii)     any Investments in cash or Cash Equivalents;

                 (iii) Investments by the Company or any of its Restricted Subsidiaries in a Person if, as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of the Company; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company;

                 (iv) any Investment made as a result of the receipt of non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.15 of this Indenture;

                 (v) any Investment made with Excess Proceeds remaining after the consummation of an Asset Sale Offer as described in Section 4.15 of this Indenture;

                 (vi) any Investment made by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary using the proceeds of a substantially concurrent contribution to the equity capital of the Company; and

                 (vii) any Investment made by the Company or any of its Restricted Subsidiaries in a Related Business, Related Satellite Business or a Joint Venture; provided that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under clause (vii) of the defined term "Permitted Investment" in
Section 1.1 of the 1998 Indenture and this clause (vii) to exceed the greater of (x) $10 million or (y) 7.5% of the Consolidated Net Worth of the Company.

         "Permitted Liens" means:

                 (i)      Liens securing the Notes;

                 (ii)     Liens in favor of the Company;

                 (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or its Restricted Subsidiary;

                 (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition;

                 (v) Liens to secure the performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics' or purchase money Liens incurred in the ordinary course of business;

                 (vi) Liens existing on the First Issue Date and Liens created between the First Issue Date and the Issue Date pursuant to Section
4.16 of the 1998 Indenture or that constitute "Permitted Liens" as such term is defined in Section 1.1 of the 1998 Indenture;

                 (vii) Liens on inventory, accounts receivable or domestic and/or international ground operation centers and related systems securing Indebtedness incurred pursuant to clause (i), (vii), (x) or (xi) of Section 4.12(b) of this Indenture, or securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness pursuant to clause (i), (viii), (x) or (xi) of Section 4.12(b) of this Indenture;

                 (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                 (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5 million at any one time outstanding (whether incurred under this clause (ix) or under clause (ix) of the defined term "Permitted Liens" in
Section 1.1 of the 1998 Indenture) and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business), (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or its Subsidiaries and (c) are not for the benefit of an Affiliate of the Company; and

                 (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

         "Permitted Refinancing Indebtedness" has the meaning set forth in
Section 4.12(b)(viii).

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledge Account" means the account established with the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date of this Indenture, by and between the Company and the Collateral Agent governing the Pledge Account.

         "Pledged Securities" means the portfolio of securities, initially consisting of U.S. government securities (including any Marketable Securities substituted in respect thereof), purchased by the Company with a portion of the net proceeds from the Offering to be deposited in the Pledge Account and pledged as security for the Notes.

         "Proceeds Purchase Date" has the meaning set forth in Section 4.15(b)(ii).

         "Procurement Agreement" means the Amended and Restated Procurement Agreement between the Company and Orbital dated February 25, 1998, as amended on December 31, 1998.

         "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         "Qualifying Public Offering" means a public offering of Common Stock registered under the Securities Act (i)(a) that shall have resulted in an aggregate price to the public of not less than $30 million or (b) that involves the sale to the public of Common Stock constituting at least twenty percent (20%) of the Common Stock immediately outstanding after the offering, in either case at a price per share of Common Stock equal to or greater than the Threshold Price and (ii) that shall have resulted in listing or admission to trading of the Common Stock on the New York Stock Exchange, a national securities exchange, the Nasdaq National Market System or Nasdaq over-the-counter market. For the purposes of this definition, Threshold Price means (i) as of any date through May 1, 1999, 100% of the then current conversion price of the Series A Preferred Stock, (ii) from May 2, 1999 through May 1, 2000, the then current conversion price of the Series A Preferred Stock, multiplied by the amount (expressed as a percentage) equal to 100% plus the result of 30% times a fraction, the numerator of which is the number of days after May 1, 1999 the calculation of the Threshold Price occurs and the denominator of which is 365, (iii) from May 2, 2000 through May 1, 2001, the then current conversion price of the Series A Preferred Stock, multiplied by the amount (expressed as a percentage) equal to 130% plus the result of 20% times a fraction, the numerator of which is the number of days after May 1, 2000, the calculation of the Threshold Price occurs and the denominator of which is 365, and (iv) from May 2, 2001 forward, 150% of the then current conversion price of the Series A Preferred Stock.

         "RadarSat-2 License" means the ten-year license for (i) the exclusive distribution and marketing rights for RadarSat-2 imagery products and services and (ii) the non-exclusive right to use the mark "RadarSat" to market and distribute RadarSat-2 imagery products and services, including renewal options, granted to the Company by MacDonald, Dettwiler and Associates Ltd., a wholly owned subsidiary of Orbital, under the RadarSat-2 License Agreement, dated as of December 31, 1998 and amended as of April 1, 1999, among the Company, Orbital and MacDonald, Dettwiler and Associates Ltd.

         "Record Date" shall have the meaning set forth in the form of the Note attached hereto as Exhibit A.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Refinanced Indebtedness" has the meaning set forth in Section 4.12(b)(viii).

         "Registrar" has the meaning set forth in Section 2.3.

         "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Related Asset" means any asset used in connection with a Related Business or Related Satellite Business.

         "Related Business" means any Related Satellite Business and any business relating to the worldwide acquisition, marketing, processing and sales of remote imagery-based products and services.

         "Related Satellite Business" means any business relating to the design, development, and operation of remote imaging satellites and the worldwide marketing and sales of satellite-based remote imagery-based products and services.

         "Replacement Satellite" means any satellite constructed to replace an OrbView Satellite in the event of a failure of such OrbView Satellite; provided, however, that any such Replacement Satellite need not include hyperspectral imagery capacity, if it is determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) that hyperspectral imagery is not required to maintain the competitiveness of the Company's satellites.

         "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" has the meaning set forth in Section 4.10.

         "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act.

         "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "S&P" means Standard & Poor's Ratings Services, or its successors.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which any property (other than Capital Stock) or assets is sold by a Person or a Subsidiary and is thereafter leased back from the purchaser or transferee thereof by such Person or one or more of its Subsidiaries, except a Fixed Asset Financing.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Offering" means the sale of shares of Series A Preferred Stock that was consummated on February 25, 1998.

         "Series A Preferred Stock" means the Series A Cumulative Convertible Preferred Stock, $.01 par value, of the Company.

         "Shelf Registration Statement" means with respect the Notes, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the Transfer Restricted Securities.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, when used with respect to any Note, March 1, 2005.

         "Stock Purchase Agreement" means the Series A Preferred Stock Purchase Agreement, dated May 7, 1997, as amended, by and among the Company and the purchasers of Series A Preferred Stock, as in effect on the First Issue Date.

         "Stockholders' Agreement" means the agreement by and among the Company and its stockholders, dated May 8, 1997, as amended, as in effect on the First Issue Date.

         "Stock Option Plan" means the Orbital Imaging Corporation 1996 Stock Option Plan, adopted as of November 15, 1996 and any successor stock option plan adopted for the benefit of the Company's directors and/or employees.

         "Subsidiary" means, with respect to any Person:

                 (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

                 (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means any Guarantee of the Company's obligations under this Indenture and the Notes given by a Subsidiary Guarantor.

         "Subsidiary Guarantor" means any Person that becomes a Restricted Subsidiary of the Company after the Issue Date.

         "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "Transfer Restricted Security" means each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

         "Total Invested Capital" means, as of any date of determination, the sum of (a) total Indebtedness as of such date and (b) $91.5 million plus the aggregate proceeds received by the Company or any Restricted Subsidiary of the Company in respect of the issuance of Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary, including the fair value of property other than cash (as determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee)), less any redemptions of, or dividends or other distributions on, Capital Stock of the Company made after the First Issue Date and on or prior to the date of determination.

         "Trustee" means HSBC Bank USA until a successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Units Offering" means the issuance by the Company on February 25, 1998 of 150,000 units consisting of the 1998 Notes and warrants to purchase 1,312,746 shares of Common Stock, resulting in gross proceeds of $150 million.

         "Unrestricted Subsidiary" of a Person means any Subsidiary of such Person that is designated by such Person as an Unrestricted Subsidiary, but only if and for so long as such Subsidiary:

                 (i)      has no Indebtedness other than Non-Recourse Debt;

                 (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                 (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:
(1) to subscribe for additional Equity Interests; or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                 (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any of the Company or any of its Restricted Subsidiaries; and

                 (v) in the case of a corporate entity or limited liability company, has at least one director on its board of directors and at least one executive officer, in each case who is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         "Voting Equity Interests" means the Equity Interest in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect or appoint the board of directors, executive committee or other governing body of such corporation or Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or one or more other Wholly Owned Restricted Subsidiaries of such Person.

         SECTION 1.2.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
(1) "indenture securities" means the Notes; (2) "indenture security holder" means a Holder; (3) "indenture to be qualified" means this Indenture; (4) "indenture trustee" or "institutional trustee" means the Trustee; and (5) "obligor" on the indenture securities means the Company or any other obligor on the Notes. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.3.  RULES OF CONSTRUCTION.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and, where appropriate, words of the masculine gender shall mean and include correlative words of the feminine and neutral genders and where applicable words in the singular shall mean and include the plural, and vice versa;

                 (2) accounting terms used herein and not otherwise defined have the meanings ascribed to them in accordance with GAAP;

                 (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                 (4) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Indenture;

                 (5) any headings preceding the texts of the several Articles and Sections of this Indenture, shall be solely for convenience of reference, and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect; and

                 (6) any reference to a statute shall be construed to include any statutory provision consolidating, amending or replacing the statute referred to.

                                   ARTICLE II
                                   THE NOTES

         SECTION 2.1.  FORM AND DATING.

                 (a) General Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the

Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be issued in global form (the "Global Notes"). One or more Global Notes will be issued to evidence each of the following: (i) Notes sold in reliance on Rule 144A under the Securities Act, (ii) Notes sold outside of the United States to a non-U.S. Person in reliance on Regulation S under the Securities Act, and
(iii) Notes sold to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A. Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text and schedule called for by footnotes 1 and 2 thereto). Definitive Notes shall be substantially in the form of Exhibit A attached hereto (excluding the text and schedule called for by footnotes 1). Global Notes or Definitive Notes issued as Exchange Notes will not include the legend called for by footnote 2 of Exhibit A.

                 (b) Form of Global Notes. Each Global Note (i) shall represent such portion of the outstanding Notes as shall be specified therein,
(ii) shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions, (iii) shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to the respective accounts of the Agent Members (or such accounts as they may direct) at the Depositary, (iv) shall be delivered by the Trustee or its agent to the Depositary or a Note Custodian pursuant to the Depositary's instructions and
(v) shall bear a legend substantially to the following effect:

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the

Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished to the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

                 (c) Form of Definitive Notes. Definitive Notes may be produced in any manner determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. The Trustee must register Definitive Notes so issued in the name of, and cause the same to be delivered to, such Person (or its nominee). Except as provided in this Section
2.1 or Section 2.6, no Person having a beneficial interest in the Global Note may exchange such beneficial interest for fully certificated Definitive Notes in duly registered form.

                 (d) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as provided herein.

         Subject to the provisions of this Article II, the Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.2.  EXECUTION AND AUTHENTICATION.

         An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form. If an Officer of the Company whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid or obligatory for any purpose or entitled to the benefits of this Indenture until authenticated by the manual signature of the Trustee or its authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon the delivery to the Trustee of a written order of the Company signed by two Officers, from time to time, authenticate Notes for original issue up to an aggregate principal amount of $75,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

         The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with the Company or an Affiliate of the Company.

         SECTION 2.3.  TRUSTEE, REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent").
The Registrar shall keep a note register ("Note Register") of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to the Holders. The Company shall notify the Trustee in writing of the name and address of any Paying Agent or Registrar not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act, subject to the last paragraph of this Section 2.3, as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         The Company hereby appoints HSBC Bank USA, at its Corporate Trust Office, as the Trustee hereunder and HSBC Bank USA, hereby accepts such appointment. The Trustee shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon in writing by the Company and the Trustee, and the Trustee shall keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

         All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

         The Trustee may resign as Registrar or Paying Agent upon 30 days prior written notice to the Company.

         SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders and the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default or an Event of Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

         The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         SECTION 2.5.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders and, after the consummation of the Exchange Offer, shall otherwise strictly comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and, after the consummation of the Exchange Offer, the Company shall otherwise strictly comply with TIA Section 312(a).

         SECTION 2.6.  TRANSFER AND EXCHANGE.

                 (a) Transfer and Exchange of Definitive Notes. If notes in definitive form ("Definitive Notes") are presented by a Holder to the Registrar with a request: (x) to register the transfer of the Definitive Notes; or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange: (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                          (i)     if such Transfer Restricted Security is being
delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

                          (ii)    if such Transfer Restricted Security is being
transferred (1) to a QIB in accordance with Rule 144A under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

                          (iii)   if such Transfer Restricted Security is being
transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification of the applicable transferee (in substantially the form of Exhibit C hereto);

                          (iv)    if such Transfer Restricted Security is being
transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                          (v)     if such Transfer Restricted Security is being
transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests) a certification to that effect (in substantially the form of Exhibit B hereto).

                 (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive
Note is being transferred by such Holder either (A) to a QIB in accordance with Rule 144A under the Securities Act, (B) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (C) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (provided that the applicable transferee furnishes a certificate substantially in the form of Exhibit C hereto, and based on an Opinion of Counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less) who wishes to take delivery thereof in the form of a beneficial interest in a Global Note; and (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, in which case the Trustee or its agent shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                 (c) Transfer and Exchange of a Beneficial Interest in a Global Note. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, provided that if such Global Note is a Transfer Restricted Security, the Holder thereof will furnish to the Trustee a certification (in substantially the form of Exhibit B hereto) to the effect that such beneficial interest is being transferred by such Holder either (A) to a QIB in accordance with Rule 144A under the Securities Act, (B) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (C) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (provided that the applicable transferee furnishes a certificate substantially in the form of Exhibit C hereto, and based on an Opinion of Counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less) who wishes to take delivery thereof in the form of a beneficial interest in a Global Note. Any Notes evidenced by the Regulation S Global Note may only be transferred in accordance with the provisions of Regulation S under the Securities Act. Notwithstanding the foregoing, in the case of a Transfer Restricted Security, a beneficial interest in a Global Note being transferred in reliance on an exemption from the registration requirements of the Securities Act (other than in accordance with Rule 144A, Rule 144 or Rule 904 under the Securities Act) may only be transferred for a Definitive Note and pursuant to the provisions of Section 2.6(d) below.

                 (d) Transfer and Exchange of a Beneficial Interest in a Global Note for a Definitive Note.

                          (i)     Any Person having a beneficial interest in a
Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and, in the case of any Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                  (A)      if such beneficial interest is being
delivered to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B hereto);

                                  (B)      if such beneficial interest is being
transferred (1) to a QIB in accordance with Rule 144A under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

                                  (C)      if such beneficial interest is being
transferred to any institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests in the case of a transfer of Notes with an aggregate principal amount of $100,000 or less), a certification to that effect (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

                                  (D)      if such beneficial interest is being
transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto), provided that no Notes represented by the Regulation S Global Note may be exchanged for Definitive Notes until expiration of the applicable restricted period under Regulation S of the Securities Act; or

                                  (E)      if such beneficial interest is being
transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests), a certification to that effect (in substantially the form of Exhibit B hereto);

in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the principal amount.

                          (ii)    Definitive Notes issued in exchange for a
beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                 (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (f) Authentication of Definitive Notes in Absence of Depositary. If at any time: (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or, if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depositary or the Note Custodian shall surrender such Global Note to the Trustee, without charge, and then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver in exchange for such Global Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Definitive Notes shall be registered in such names as the Depositary shall direct in writing.

                 (g) Legends. (i) Except as permitted by the following paragraphs (ii), and (iii), each Note evidencing Global Notes and Definitive Notes (and Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

         THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ORBITAL IMAGING CORPORATION AND ITS SUCCESSORS (THE "COMPANY") THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE

         COMPANY OR TRUSTEE, REGISTRAR OR TRANSFER AGENT FOR THE SECURITIES SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                          (ii)    Upon any sale or transfer of a Transfer
Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (pursuant to an Opinion of Counsel reasonably satisfactory to the Company that no legend is required):

                                  (A)      in the case of any Transfer
Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security;

                                  (B)      in the case of any Transfer
Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144 under the Securities Act (and based upon an Opinion of Counsel if the Company so requests), the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of Exhibit B hereto).

                          (iii)   Notwithstanding the foregoing, upon
consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Exchange Notes in exchange for Original Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Original Notes certifies that in connection with the Exchange Offer that it is not (A) a broker-dealer, (B) a Person participating in the distribution of the Original Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.


                 (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the

Trustee or its agent in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                 (i)      General Provisions Relating to Transfers and
Exchanges.

                          (i)     To permit registrations of transfers and
exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                          (ii)    No service charge shall be made to the Holder
for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.2, 2.10, 3.5, 3.8 and 4.14 hereto).

                          (iii)   All Definitive Notes and Global Notes issued
upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                          (iv)    Neither the Registrar nor the Company shall
be required:

                                  (A)      to issue, to register the transfer
of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.1 hereof and ending at the close of business on the day of selection; or

                                  (B)      to register the transfer of or to
exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                                  (C)      to register the transfer of or to
exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                          (v)     The Trustee shall authenticate Definitive
Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

                 (j) Certain Transfers in Connection with and after the Exchange Offer. Notwithstanding any other provision of this Indenture: (i) no Exchange Note may be exchanged by the Holder thereof for an Original Note; (ii) accrued and unpaid interest on the Original Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment

Date for the Exchange Notes following the Exchange Offer; and (iii) interest on the Exchange Notes to be issued in the Exchange Offer shall accrue from the date of the Exchange Offer.

         SECTION 2.7.  REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall, upon the written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Paying Agent, the Registrar and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.8.  OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a "protected purchaser" (as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York).

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         SECTION 2.9.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

         SECTION 2.10.  TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Notes to the Trustee or its agent for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or its agent) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its usual procedures. Certification of the destruction of all canceled Notes shall be delivered to the Company from time to time. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its agent) for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its agent) for cancellation pursuant to this
Section 2.11.

         SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

         SECTION 2.13.  PERSONS DEEMED OWNERS.

         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Paying Agent, the Registrar, the Company and any agent of the foregoing shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest shall be paid as set forth in Section 2.12), and none of the Trustee, Paying Agent, the Registrar, the Company or any agent of the foregoing shall be affected by notice to the contrary.

         SECTION 2.14.  CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP numbers on the Notes, and the Trustee may use CUSIP numbers in notices of redemption and purchase as a convenience to Holders; provided, however, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes, and any such redemption or purchase shall not be affected by any defect or omission in such numbers.

                                  ARTICLE III
                                   REDEMPTION

         SECTION 3.1.  OPTIONAL REDEMPTION.

                 (a) The Notes will not be redeemable prior to March 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                                                                                        Redemption
Year                                                                                       Price
----                                                                                 -----------------
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105.8125%
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.9063%
2004 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100.0000%

                 (b) Notwithstanding the foregoing, prior to March 1, 2001, the Company may, on one or more occasions, redeem outstanding Notes with the net cash proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company to one or more Persons (but only to the extent the proceeds of such sales of Capital Stock consist of cash or Cash Equivalents) at a redemption price equal to 111.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the redemption date; provided, however, that: (i) not less than 65% of the aggregate principal amount of the Notes initially issued remains outstanding immediately after any such redemption; and (ii) such redemption shall occur within 60 days after the date of closing of such sale of Capital Stock.

         SECTION 3.2.  MANDATORY REDEMPTION.

         The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         SECTION 3.3.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Notes pursuant to Section
3.1 shall be evidenced by an Officers' Certificate of the Company. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

         SECTION 3.4.  NOTES TO BE REDEEMED PRO RATA.

         If less than all of the Notes are to be redeemed or repurchased pursuant to any purchase offer required under this Indenture at any time, selection of Notes for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, selected by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Note with a principal amount of $1,000 or less shall be redeemed or repurchased in part.

         Notices of redemption or repurchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption or repurchase date to each Holder of Notes to be redeemed or repurchased at its registered address. If any Note is to be redeemed or repurchased in part only, the notice that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Note in principal amount equal to the unredeemed or unrepurchased portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption or repurchase date (unless the Company shall default in the payment of the Redemption Price, accrued and unpaid interest or Liquidated Damages, if any), interest will cease to accrue on the Notes or portions thereof called for redemption or repurchase.

         SECTION 3.5.  NOTICE OF REDEMPTION.

                 (a) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

         All notices of redemption shall state:

                 (i)      the Redemption Date;

                 (ii) the Redemption Price, and the amount of accrued interest and Liquidated Damages (if any) to be paid;

                 (iii) the paragraph of the Notes and/or section of this Indenture pursuant to which the redemption is being made;

                 (iv) if less than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed;

                 (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date;

                 (vi) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

                 (vii) that in the case that a Note is only redeemed in part, upon surrender of such Note, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without charge a new Note or Notes in an aggregate principal amount equal to the unredeemed portion of the Note;

                 (viii) the aggregate principal amount of Notes being redeemed; and

                 (ix) the CUSIP number or numbers of the Notes being redeemed, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, as listed on such notice or printed on the Notes.

                 (b) Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, if request is made to the Trustee no less than 45 days prior to the Redemption Date, by the Trustee in the name and at the expense of the Company.

         SECTION 3.6.  EFFECT OF NOTICE OF REDEMPTION

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. A notice of redemption may not be conditional.

         SECTION 3.7.  DEPOSIT OF REDEMPTION PRICE.

         The Company shall, by 11:00 a.m., New York City time, on any Redemption Date, deposit with the Trustee or with the Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest and Liquidated Damages (if any) with respect to all the Notes which are to be redeemed on that date.

         SECTION 3.8.  NOTES PAYABLE ON REDEMPTION DATE.

         Upon notice of redemption, the Notes or any portion thereof to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price, accrued and unpaid interest or Liquidated Damages (if any)), such Notes shall cease to bear interest. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. Upon surrender of any such Note for redemption in accordance with said notice, such Note or portion thereof shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest and Liquidated Damages (if any) to the Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

         SECTION 3.9.  NOTES REDEEMED IN PART.

         Any Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 4.2 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                   ARTICLE IV
                                   COVENANTS

         SECTION 4.1.  PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal and premium (if any) of, and interest and Liquidated Damages (if any) on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal and premium (if any) of, or interest and Liquidated Damages (if any) on, the Notes shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate of the Company) holds no later than 11:00 a.m., New York City time, on that date U.S. dollars designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. The Paying Agent shall return to the Company no later than five days following the date of payment, any money that exceeds such installment of principal and premium (if any) of, and interest and Liquidated Damages (if any) payable on, the Notes.

         The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 1% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain the office or agency required under Section
2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company in accordance with Section 2.3.

         SECTION 4.3.  CORPORATE EXISTENCE.

         Except as otherwise permitted by Articles IV and V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries (if any) in accordance with the respective organizational documents of the Company and each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary;

         SECTION 4.4.  PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and (ii) all lawful claims for labor, materials and supplies that, if unpaid, would by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and by appropriate proceedings properly instituted and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.5.  MAINTENANCE OF PROPERTIES AND INSURANCE.

                 (a) The Company shall maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business;

                 (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry (provided that insurance with respect to the OrbView Satellites, the Replacement Satellites and the RadarSat-2 Satellite shall be governed by clause
(c) below).

                 (c) In addition to the foregoing, the Company shall obtain or maintain (as applicable) in full force and effect:

                          (i)     launch and on-orbit checkout insurance with
respect to each OrbView Satellite, which insurance shall be procured promptly prior to the launch of each such satellite and shall be in effect on the launch date and remain in effect through the launch and the initial check-out period of such OrbView Satellite, in an amount sufficient to provide for the construction, launch and insurance of a Replacement Satellite to be payable in the event of a launch or satellite failure during the initial check-out period; provided, however, that at the time the Company is required to procure launch and on-orbit check- out insurance with respect to an OrbView Satellite, the Company may reduce the amount to be insured if another OrbView Satellite is fully operational, is being used in commercial service and is insured in accordance with clause (ii) below, by (x) the amount of cash, Cash Equivalents and short-term investments (excluding proceeds of this Offering, the Units Offering and the Series A Offering and amounts allocated or expected to be allocated for capital expenditures) currently available to the Company to construct a Replacement Satellite as determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), and (y) the value of any long lead-time spare parts that the Company has procured to date for any satellite that is comparable to the technological capability of the OrbView Satellite being insured, as such value is determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee);

                          (ii)    on-orbit operations insurance with respect to
each OrbView Satellite, at all times following the date an OrbView Satellite is placed in commercial service, representing the value of such satellite (taking into account the foregone useful life of such satellite) and the pro rata cost of a launch vehicle, payable in the event that such satellite ceases to be used for commercial revenue producing service (provided that such insurance may contain customary provisions for deductible payments and minimum thresholds for satellite failure); provided, however, that at the time the Company is required to procure or renew on- orbit operations insurance with respect to an OrbView Satellite, the Company may reduce the amount to be insured if another OrbView Satellite is fully operational, is being used in commercial service, and is insured in accordance with this clause (ii), by (x) the amount of cash, Cash Equivalents and short-term investments (excluding proceeds of this Offering, the Units Offering and the Series A Offering and amounts allocated or expected to be allocated for capital expenditures), currently available to the Company to construct a Replacement Satellite as determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), and (y) the value of any long lead-time spare parts that the Company has procured to date for any satellite that is comparable to the technological capability of the OrbView Satellite being insured, as such value is determined in good faith by the Board of Directors of the Company (evidenced by a resolution approved by at least a majority of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee);

                          (iii)   launch and on-orbit checkout insurance with
respect to the RadarSat-2 satellite in the amount of $55 million, which insurance shall be procured promptly prior to the launch of the RadarSat-2 satellite and shall be in effect on the launch date and remain in effect through the launch and the initial checkout period of the RadarSat-2 satellite and be payable to ORBIMAGE in the event of a launch or satellite failure during the initial checkout period; and

                          (iv)    following the date the RadarSat-2 satellite
is placed in commercial operation, on-orbit operations insurance with respect to the RadarSat-2 satellite in an amount representing the book value of the undepreciated portion of the $60 million component of the fee for the RadarSat-2 License as recorded on the Company's balance sheet, and payable to ORBIMAGE in the event that such satellite ceases to be used for commercial revenue producing service (provided that such insurance may contain customary provisions for deductible payments and minimum thresholds for satellite failure).

         The obligation of the Company to maintain insurance pursuant to this clause (c) may be satisfied by any combination of (i) insurance commitments obtained from any recognized insurance provider; (ii) insurance commitments obtained from any entity other than an entity referred to in clause (i) if the Board of Directors of the Company determines in good faith (evidenced by a majority resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) that such entity is creditworthy and otherwise capable of bearing the financial risk of providing such insurance and making payments in respect of any claims on a timely basis; and (iii) unrestricted cash segregated and maintained by the Company in a segregated account established with an Eligible Institution (the "Insurance Account") solely for disbursement in accordance with the terms of this covenant ("Cash Insurance"), and to be held in trust for the sole and express benefit of the Holders of the Notes.

         Within 30 days following any date on which the Company is required to obtain insurance pursuant to this clause (c), the Company will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried, and in full force and effect, and an Officers' Certificate stating that such insurance, together with any other insurance or Cash Insurance maintained by the Company, complies with this Indenture. In addition, the Company will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to (i) notice of any claim under any such insurance policy; and (ii) at least 30 days' notice from the provider of such insurance prior to the cancellation of any such insurance and an Officers' Certificate that complies with the first sentence of this paragraph.

         In the event that the Company maintains any Cash Insurance in satisfaction of any part of its obligation to maintain insurance pursuant to this Section 4.5(c), the Company shall deliver, in lieu of any insurance certificate otherwise required by this covenant, an Officers' Certificate to the Trustee certifying the amount of such Cash Insurance.

         In the event that the Company receives any proceeds of any insurance that it is required to maintain pursuant to this Section 4.5(c), the Company shall promptly deposit such proceeds into an escrow account established with an Eligible Institution for such purpose. If the Company maintains any Cash Insurance in satisfaction of any part of its obligation to maintain insurance pursuant to this clause (c), the Company shall transfer the cash maintained in the Insurance Account to such escrow account upon the occurrence of the event (e.g., a launch failure) that would have entitled the Company to the payment of insurance had the Company purchased insurance from a recognized insurance provider. The Company may use monies on deposit in such escrow account for the design, development, construction, procurement, launch and insurance of any Replacement Satellite or replacement radar satellite or to procure a license substantially similar to the RadarSat-2 License, if: (i) the Company delivers to the Trustee a certificate of the Company's President certifying that such Replacement Satellite or replacement radar satellite is comparable to the technological capability of the satellite being replaced and with respect to a replacement license, that such license is substantially similar to the RadarSat-2 License, (ii) within 30 days following the receipt of such insurance proceeds, the Company delivers to the Trustee an Officers' Certificate certifying that (A) the Company will use its reasonable best efforts to ensure that such Replacement Satellite or replacement radar satellite is launched within 24 months following delivery from the escrow account of such insurance proceeds; and (B) the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such Replacement Satellite or replacement radar satellite and to develop, construct, launch and insure such Replacement Satellite or replacement radar satellite.

         SECTION 4.6.  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                 (a) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of such officer's knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and that, to each officer's knowledge, at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article IV, V or VI of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written report of the Company's independent accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such written report but was unable to do so.

                 (c) If any Default or Event of Default has occurred and is continuing or if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.2 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

         SECTION 4.7.  COMPLIANCE WITH LAWS.

         The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations and orders of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties.

         SECTION 4.8.  REPORTS.

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes:

         (i) all Forms 8-K, 10-Q and 10-K filed with the Commission and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants; and

         (ii) if the Company is not required to file such reports with the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants, and all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, but only if then permitted by the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.9.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), other than dividends or distributions declared and payable (x) in Equity Interests (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries or (y) to the

Company or to any Restricted Subsidiary of the Company; (ii) purchase, redeem, defease, retire for value or otherwise acquire or return for value any Equity Interests of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on (except at maturity) or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated (whether pursuant to its terms, by operation of law, structurally or otherwise) to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                 (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                 (y) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the immediately preceding fiscal quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.12(a) hereof and pursuant to Section 4.12(a) of the 1998 Indenture; and

                 (z) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the First Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of paragraph (b) below), is less than the sum, without duplication, of:
         (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the First Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (2) 100% of the aggregate net cash proceeds received by the Company since the First Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than (A) Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company, (B) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (C) equity capital contributions described in clause (vi) of the definition of "Permitted Investment," (D) to the extent that the net cash proceeds of the issuance of such Equity Interests are used to redeem the Notes as permitted under Section 3 hereof and (E) Series A Preferred Stock issued in the Series A Offering); plus (3) to the extent that any Restricted Investment that was made after the First Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
         (B) the initial amount of such Restricted Investment; plus (4) to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the lesser of (A) the Fair Market Value of such Restricted Investment and (B) the Company's Investment in such Unrestricted Subsidiary at the time of such designation.

                 (b) Notwithstanding the foregoing, the provisions set forth in paragraph (a) above shall not prohibit:

                          (i)     the payment of any dividend within 60 days
after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                          (ii)    so long as no Default has occurred and is
continuing or will arise therefrom, the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (2) of paragraph (z) above;

                          (iii)   so long as no Default has occurred and is
continuing or will arise therefrom, the repayment, defeasance, redemption or repurchase of Intercompany Indebtedness or Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (2) of paragraph (z) above;

                          (iv)    the issuance of shares of Series A Preferred
Stock as paid-in-kind dividends in accordance with the terms of the Series A Preferred Stock as in effect on the First Issue Date;

                          (v)     the purchase, redemption or retirement by the
Company of shares of its Common Stock held by an employee or former employee of the Company or its Subsidiaries issued under the Stock Option Plan; provided that the amount of any such payments in any fiscal year does not exceed $1,000,000; and provided, further, that the limitation set forth in the foregoing proviso does not apply to the purchase, redemption or retirement of shares of common stock with funds or other property or amounts paid by the Company for which the Company receives concurrent reimbursement from any other Person (other than the Company's Subsidiaries); and

                          (vi)    payments made in respect of (x) the
cancellation of fractional shares of Common Stock in connection with the conversion of the Series A Preferred Stock and the exercise of the warrants in the Units Offering and (y) the repurchase or redemption of any shares of Series A Preferred Stock in an aggregate amount in the case of (x) and (y) not to exceed $500,000.

         In determining the amount of Restricted Payments permissible under clause (z) of Section 4.10(a) above, amounts expended pursuant to clauses (i),
(v) and (vi) of this Section 4.10(b) shall be included as Restricted Payments. Notwithstanding the foregoing, payments made by the Company to Orbital pursuant to the Orbital Agreements shall not be deemed Restricted Payments.

         The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default and, at the time of and after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness under the applicable provisions of the first paragraph under Section 4.12(a); provided, however, that in no event shall all or any portion of the material assets or properties (other than cash) owned by the Company on the First Issue Date be transferred to or held by an Unrestricted Subsidiary of the Company and provided, further, that such ability to incur $1.00 of additional Indebtedness shall not be required in the case of any newly created Unrestricted Subsidiary funded solely with an Investment described in clause (vi) of the definition of "Permitted Investment." For purposes of making such determination, all Investments by the Company and its Restricted Subsidiaries outstanding on the First Issue Date (except to the extent repaid in cash and except for Investments described in clause (vi) of the definition of "Permitted Investment") in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.10. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of: (1) the net book value of such Investments at the time of such designation; (2) the Fair Market Value of such Investments at the time of such designation; and (3) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments, if not made in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the latest available financial statements of the Company.

         SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

                          (i)     such Affiliate Transaction is on terms that
are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

                          (ii)    the Company delivers to the Trustee: (a) with
respect to any Affiliate Transaction involving aggregate consideration in excess of $2.5 million, (x) a determination by the disinterested members of the Board of Directors of the Company made in good faith (evidenced by a resolution approved by at least a majority of the disinterested members of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) or (y) an opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary of the Company involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to development, launch and operations of satellites and remote imaging-related matters, a nationally recognized expert in the respective applicable industry; and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10 million, an opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary of the Company involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to development, launch and operations of satellites and remote imaging-related matters, a nationally recognized expert in the respective applicable industry.

                 (b)      The following shall not be deemed Affiliate
Transactions:

                          (i)     any employment agreement, stock option or
stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries with any of their respective employees in the ordinary course of business;

       (ii) transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries;

                          (iii)   Restricted Payments permitted by clauses (i),
(ii), (iv), (v) and (vi) of the Section 4.10(b) and Permitted Investments of a type referred to in clauses (i), (iii) and (vi) of the definition of Permitted Investments;

                          (iv)    the sale of common Equity Interests (other
than Disqualified Stock, except as contemplated by the Stock Purchase Agreement) of the Company for cash to an Affiliate of the Company;

                          (v)     transactions pursuant to agreements entered
into with resellers of the Company's products and services on terms substantially the same as the Company's standard agreements entered into with such parties in the ordinary course of business;

                          (vi)    transactions pursuant to the Orbital
Agreements, including transactions pursuant to any amendments to the Procurement Agreement with respect to the selection of the launch vehicle for the satellite designated on the First Issue Date as the OrbView-4 satellite;

                          (vii)   amendments, supplements or other
modifications to the Orbital Agreements that do not involve the payment of cash by the Company or any of its Restricted Subsidiaries;

                          (viii)  payment of reasonable directors fees to
Persons who are not otherwise Affiliates of the Company; and

                          (ix)    the sale of securities (other than common
Equity Interests) of the Company for cash to an Affiliate of the Company; provided that: (A) an amount of such securities at least equal to the amount sold to such Affiliate have been or are being sold substantially simultaneously to Persons that are not Affiliates of the Company; (B) the price per security paid by such Affiliate is no less than the price paid by such non-Affiliates; and (C) the Company shall not have entered into any other arrangement with such non-Affiliates to induce such non-Affiliates to purchase such securities.

         SECTION 4.12.  LIMITATION ON INCURRENCE OF INDEBTEDNESS
                        OR ISSUANCE OF DISQUALIFIED STOCK.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Restricted Subsidiaries may incur Indebtedness if, after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the use of proceeds thereof, the aggregate Indebtedness to Cash Flow Ratio of the Company does not exceed 4.0 to 1. Notwithstanding the foregoing, prior to June 30, 2001, the Company or any Restricted Subsidiary of the Company may incur Indebtedness if immediately after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Indebtedness to Capital Ratio would be less than or equal to 65.0%.

                 (b) The provisions set forth in clause (a) above shall not apply to:

                          (i)     the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (A) $25 million and (B) 85% of Eligible Receivables;

                          (ii)    the incurrence by the Company of Indebtedness
represented by the Notes and this Indenture or the issuance of shares of Series A Preferred Stock as paid-in-kind dividends;

                          (iii)   Existing Indebtedness or Indebtedness
incurred after the First Issue Date and before the Issue Date pursuant to
Section 4.12(b) of the 1998 Indenture;

                          (iv)    the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness under (A) Hedging Obligations, provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates and (2) any agreements related to fluctuations in currency rates do not increase the outstanding Indebtedness other than as a result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers' compensation bonds or other obligations of a like nature incurred in the ordinary course of business;

                          (v)      the incurrence by any Unrestricted
Subsidiary of the Company of Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary;

                          (vi)    the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness owed to and held by the Company or any of its Wholly Owned Restricted Subsidiaries (the Indebtedness incurred pursuant to this clause (vi) being hereafter referred to as "Intercompany Indebtedness"); provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any of its Restricted Subsidiaries, (y) any sale or other disposition of Equity Interests of the Company's Restricted Subsidiaries which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition or (z) designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

                          (vii)   the incurrence by the Company or any of its
Restricted Subsidiaries of Non-Recourse Debt to finance purchase money obligations;

                          (viii)  the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness ("Permitted Refinancing Indebtedness") incurred to refinance, replace or refund Indebtedness ("Refinanced Indebtedness") incurred pursuant to paragraph (a) of this Section 4.12 or pursuant to clause (i) or (iii) of this paragraph (b); provided that: (x) the aggregate principal amount of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (including accrued and unpaid interest thereon); (y) such Permitted Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Refinanced Indebtedness, respectively;

and (z) such Permitted Refinancing Indebtedness shall rank no higher relative to the Notes than the Refinanced Indebtedness and in no event may any Indebtedness of the Company, or any of its Restricted Subsidiaries be refinanced with Indebtedness of any Restricted Subsidiary under this clause
(viii);

                          (ix)    the incurrence by the Company or any of its
Restricted Subsidiaries of Capital Lease Obligations in an aggregate amount for all such Persons not to exceed $15 million at any one time outstanding;

                          (x)     the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness not to exceed $15 million outstanding at any time pursuant to a Fixed Asset Financing; and

                          (xi)    the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness in addition to that described in clauses (i) through (x) of this Section 4.12(b), so long as the aggregate principal amount of all such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), together with any Indebtedness incurred pursuant to Section 4.12(b)(xi) of the 1998 Indenture prior to the Issue Date, shall not exceed $10 million outstanding at any one time in the aggregate.

         SECTION 4.13. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                          (i)     pay dividends or make any other distributions
to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

                          (ii)    pay any Indebtedness owed to the Company or
any of its Restricted Subsidiaries;

                          (iii)   make loans or advances to the Company or any
of its Restricted Subsidiaries; or

                          (iv)    transfer any of its properties or assets to
the Company or any of its Restricted Subsidiaries.

                 (b) The restrictions set forth in clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

                          (i)     this Indenture, the 1998 Indenture, the
Pledge Agreement, the Notes or the 1998 Notes;

                          (ii)    Existing Indebtedness;

                          (iii)   applicable law;

                          (iv)    any instrument governing Indebtedness or
Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                          (v)     customary non-assignment provisions in leases
or other agreements entered into in the ordinary course of business;

                          (vi)    purchase money obligations for property
acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

                          (vii)   Permitted Refinancing Indebtedness; provided
that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness;

                          (viii)  restrictions on cash or other deposits or net
worth imposed by customers under contracts entered into in the ordinary course of business;

                          (ix)    secured Indebtedness otherwise permitted to
be incurred pursuant to Section 4.16 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness; or

                          (x)     in the case of clauses (i), (ii), (iv), (v),
(vi), (vii), (viii) and (ix) above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings thereof, provided that such amendments, modifications, restatements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

         SECTION 4.14.  LIMITATION ON CHANGE OF CONTROL.

                 (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control

Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase (the "Change of Control Payment").

                 (b) Within ten days following the date on which any Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The notice shall state:

                          (i)     that the Change of Control Offer is being
made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

                          (ii)    the purchase price (including the amount of
accrued interest and Liquidated Damages, if any) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                          (iii)   that any Note not tendered will continue to
accrue interest;

                          (iv)    that, unless the Company defaults in making
payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                          (v)     that Holders electing to have a Note
purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                          (vi)    that Holders will be entitled to withdraw
their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

                          (vii)   that Holders whose Notes are purchased only
in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                          (viii)  the circumstances and relevant facts
regarding such Change of Control.

                 (c) On or before the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent in U.S. dollars, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(iii) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                 (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         SECTION 4.15.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY INTERESTS.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless:

                          (i)     the Company or such Restricted Subsidiary, as
the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

                          (ii)    at least 75% of the consideration received in
the Asset Sale by the Company or such Restricted Subsidiary, as the case may be, consists of (a) cash or Cash

Equivalents or (b) the assumption of Indebtedness (other than Indebtedness that is subordinated) of the Company or such Restricted Subsidiary and the release of the Company and the Restricted Subsidiaries, as applicable, from all liability on the Indebtedness assumed; and

                          (iii)   the aggregate Fair Market Value of all
non-Cash Consideration received therefor by the Company or such Restricted Subsidiary, as the case may be, when aggregated with the Fair Market Value of all other non-Cash Consideration received by the Company and its Restricted Subsidiaries from all other Asset Sales since the First Issue Date that has not yet been converted into cash or Cash Equivalents (in either case, in U.S. dollars or freely convertible into U.S. dollars), does not exceed (without duplication) 5% of the aggregate Consolidated Tangible Net Assets of the Company at the time of such Asset Sale; provided, however, that any securities, notes or similar obligations received by any of the Company or such Restricted Subsidiaries from such transferees that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiaries into cash, shall be deemed to be cash (to the extent of the net cash received) for purposes of clauses (ii) and (iii).

         Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds to: (i) make capital expenditures or acquire Business Assets, (ii) acquire 100% of the Equity Interests of a Related Satellite Business, (iii) market imagery products and services, (iv) repay Indebtedness under a Credit Facility, and (v) provide working capital. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $7.5 million (the "Asset Sale Offer Trigger Date"), the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase on a date not less than 30 nor more than 45 days following the Asset Sale Offer Trigger Date the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (and not solely the amount in excess of $7.5 million), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase, in accordance with the procedures set forth in clause (b) below. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general business purposes. If the aggregate amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis in accordance with the procedures set forth in Section 3.4.

         Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero. The Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

         If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                 (b)      Each notice of an Asset Sale Offer pursuant to this
Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Asset Sale Offer Trigger Date to all Holders at their last registered addresses determined as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state the following terms:

                          (i)     that the Asset Sale Offer is being made
pursuant to Section 4.15 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in an Asset Sale Offer plus accrued interest and Liquidated Damages (if any) at the expiration of such offer exceeds the aggregate amount of the Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                          (ii)    the purchase price (including the amount of
accrued interest and Liquidated Damages, if any) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Asset Sale Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

                          (iii)    that any Note not tendered will continue to
accrue interest;

                          (iv)    that, unless the Company defaults in making
payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Proceeds Purchase Date;

                          (v)     that Holders electing to have a Note
purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

                          (vi)    that Holders will be entitled to withdraw
their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Note purchased; and

                          (vii)   that Holders whose Notes are purchased only
in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         On or before the Proceeds Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with this Section 4.15, (ii) deposit with the Paying Agent in U.S. dollars, an amount sufficient to pay the purchase price plus accrued interest and Liquidated Damages (if any) of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest and Liquidated Damages, if any.

         Any amounts remaining after the purchase of Notes pursuant to an Asset Sale Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.15 by virtue thereof.

                 (c) The foregoing provisions shall not apply to the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall be governed by the provisions of Article V.

         SECTION 4.16.  LIMITATION ON LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset or property now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless (i) in the case of Liens securing obligations subordinate to the Notes, the Notes are secured by a valid, perfected Lien on such asset or property that is senior in priority to such Liens, (ii) in the case of Liens securing obligations subordinate to a Subsidiary Guarantee, such Subsidiary Guarantee is secured by a valid, perfected Lien on such asset or property that is senior in priority to such Liens, and (iii) in all other cases, the Notes (and, if such Lien secures obligations of a Restricted Subsidiary, a Subsidiary Guarantee of such Restricted Subsidiary) are equally and ratably secured; provided, however, that the foregoing shall not prohibit or restrict Permitted Liens.

         SECTION 4.17.   BUSINESS ACTIVITIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than that which is related to the design, development and operation of remote imaging satellites and the worldwide marketing and sales of remote imagery-based products and services.

         SECTION 4.18.  LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), except for a Sale and Leaseback Transaction not exceeding 365 days, unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the covenants contained in
Section 4.15 hereof and (ii) the Company or such Restricted Subsidiary would be entitled under Section 4.12 hereof to incur Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant) in respect of such Sale and Leaseback Transaction.

         SECTION 4.19.  LIMITATION ON SALE OF CAPITAL STOCK OF SUBSIDIARIES.

         The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock or other ownership interests in a Restricted Subsidiary of the Company or securities convertible or exchangeable into, or options, warrants, rights or other interest with respect to, Capital Stock of or other ownership interests in a Restricted Subsidiary of the Company to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company) except in a transaction that consists of a sale of all of the Capital Stock of or other ownership interests in such Subsidiary owned by the Company and any Subsidiary of the Company that complies with the provisions contained in Section 4.15 hereof to the extent such provisions apply.


                                   ARTICLE V
                    MERGER, CONSOLIDATION OR SALE OF ASSETS

         SECTION 5.1.  MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

                 (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

                          (i)     the Company is the surviving Person or the
Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                          (ii)    the Person formed by or surviving any such
consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Pledge Agreement pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

                          (iii)   immediately after such transaction, no
Default or Event of Default exists;

                          (iv)    the Company, or the Person formed by or
surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

                          (v)     the Company, or the Person formed by or
surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the immediately preceding fiscal quarter, will be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.12(a) hereof; and

                          (vi)    the Company and the surviving entity shall
have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with all applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                 (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 5.2.  SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Company with, or merger of either of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entity in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1.  EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (i)     default for 30 days in the payment when due
of interest  on, or Liquidated Damages (if any) with respect to, the Notes;

                          (ii)    default in payment when due (whether at
maturity, upon redemption or repurchase, or otherwise) of the principal of or premium (if any) on the Notes;

                          (iii)   default in the payment of principal, interest
or Liquidated Damages (if any) on the Notes required to be purchased pursuant to Section 4.14 or Section 4.15 or failure by the Company to comply with the provisions of Article V;

                          (iv)    failure by the Company or any of its
Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the outstanding principal amount of the Notes, to comply with any of their other covenants in this Indenture, the Notes, the 1998 Indenture or the 1998 Notes;

                          (v)     default under the 1998 Indenture or any other
indenture, mortgage or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by any the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

                                  (A)      is caused by a failure to pay
principal of, or premium, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                                  (B)      results in the acceleration (which
acceleration has not been rescinded) of such Indebtedness prior to its express maturity, and, in each case described in clause (a) and (b) of this paragraph, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

                          (vi)    failure by the Company or any of its
Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of $5 million) aggregating in excess of $5 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

                          (vii)   breach by the Company of any representation
or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Company of any of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Company for any reason which in any one case or in the aggregate results in an impairment of the rights intended to be afforded thereby;

                          (viii)  the entry by a court having jurisdiction in
the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary of the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Company or any Restricted Subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

                          (ix)    the commencement by the Company or any
Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the either of Company or any Restricted Subsidiary of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary of the Company in furtherance of any such action.

         SECTION 6.2.  ACCELERATION.

                 (a) If an Event of Default, other than an Event of Default specified in Section 6.1(viii) or (ix) with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, occurs and is continuing and has not been waived pursuant to Section 6.4, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest and Liquidated Damages (if any) on all the outstanding Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default, such notice to be deemed a "notice of acceleration" (an "Acceleration Notice"), and the same shall become immediately due and payable.

                 (b) If an Event of Default specified in Section 6.1(viii) or (ix) with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs and is continuing, then all unpaid principal of, and premium (if any) and accrued and unpaid interest and Liquidated Damages (if any) on all of the outstanding Notes shall become due and payable without further action or notice on the part of the Trustee or any Holder.

                 (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.2(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences, but only: (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest or Liquidated Damages (if any) that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due the Trustee pursuant to Section 7.7, and (v) if the Trustee shall have received an Officers' Certificate that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 (d) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable upon the acceleration of the Notes pursuant to Section 6.2(a) or (b). If an Event of Default occurs prior to March 1, 2002 by reason of any such willful action (or inaction) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 1, 2002, then the premium specified herein shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes pursuant to Section 6.2(a) or (b).

         SECTION 6.3.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or premium (if any) of or interest or Liquidated Damages (if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.4.  WAIVER OF PAST DEFAULTS.

         Subject to Sections 2.9, 6.7 and 9.2, at any time prior to a declaration of acceleration with respect to the Notes in accordance with
Section 6.2(a), the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal or premium (if any) of or interest or Liquidated Damages (if any) on any Note as specified in clauses (i) and (ii) of Section 6.1.

         SECTION 6.5.  CONTROL BY MAJORITY.

         Subject to Section 2.9, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder. Notwithstanding any provision to the contrary herein, the Trustee shall not be obligated to take any action with respect to the provisions of Section 6.2(d) unless directed to do so pursuant to this
Section 6.5.

         SECTION 6.6.  LIMITATION ON SUITS.

         A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                 (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (b) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                 (c) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                 (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of satisfactory indemnity; and

                 (e) during such 30-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium (if any) or interest and Liquidated Damages (if any) on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of outstanding Notes, provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder, it being understood and intended that no one or more Holders shall have any right by virtue of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders, or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 6.7.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest and Liquidated Damages (if any) on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in payment of principal or interest or Liquidated Damages (if any) specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid and Liquidated Damages, if any, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.7.

         SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.7) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator or other similar official in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. The Company's payment obligations to the Trustee under this Section 6.9 shall be secured in accordance with the provisions of Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.7;

                 Second: if the Holders are forced to proceed against the Company directly without the Trustee, to the Holders for their collection costs;

                 Third: to Holders for amounts due and unpaid on the Notes for principal and premium (if any) and interest and Liquidated Damages (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, and interest and Liquidated Damages, respectively; and

                 Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                  ARTICLE VII
                                    TRUSTEE

         SECTION 7.1.  DUTIES OF TRUSTEE.

                 (a) The duties and responsibilities of the Trustee shall be as provided by the TIA and this Indenture. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (c)      Except during the continuance of an Event of Default:

                          (i)     The Trustee need perform only those duties as
are required by the TIA or specifically set forth in this Indenture and no other covenants or obligations shall be implied in this Indenture against the Trustee.

                          (ii)    In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (d) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

                 (e) Every provision of this Indenture that relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

                 (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.2.  RIGHTS OF TRUSTEE.

         Subject to Section 7.1:

                 (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                 (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, including, without limitation, the provisions of Section 6.5 hereof, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                 (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                 (h) the Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

         SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE AND AGENTS.

         Each of the Trustee, any Paying Agent and any Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee or such agent.

         SECTION 7.4.  TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Pledge Agreement, the Pledged Securities or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes, other than the Trustee's certificate of authentication.

         SECTION 7.5.  NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, interest or Liquidated Damages (if any) on any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to an Asset Sale Offer, and, except in the case of a failure to comply with Article V hereof, the Trustee may withhold the notice if and so long as it in good faith determines that withholding such notice is in the interest of the Holders.

         SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if the Notes become listed on any securities exchange and the Trustee shall comply with TIA Section 313(d).

         SECTION 7.7.  COMPENSATION AND INDEMNITY.

                 (a)      The Company agrees:

                          (i)     to pay to the Trustee from time to time
reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                          (ii)    except as otherwise expressly provided
herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                          (iii)   to indemnify the Trustee for, and to hold it
harmless against, any loss, liability or expense (including the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company (including, without limitation, this Section 7.7) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 (b) The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

                 (c) The Company need not reimburse any expense or indemnify the Trustee against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                 (d)      To secure the Company's payment obligations in this
Section 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, or interest or Liquidated Damages (if any) on, particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

                 (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(viii) or (ix) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar federal or state law.

                 (f) The provisions of this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                 (g)      The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent possible.

         SECTION 7.8.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under
Section 7.9, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

                 (b) The Trustee may resign at any time by giving at least 30 days' advance written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by notice, in writing, of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

                 (d)      If at any time:

                          (i)     the Trustee shall fail to comply with Section
7.11 hereof; or

                          (ii)    the Trustee shall cease to be eligible under
Section 7.11 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                          (iii)   the Trustee shall become incapable of acting
or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (1) the Company by an appropriate board resolution evidenced by an Officers' Certificate may remove the Trustee, or (2) subject to Section 6.11, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by an appropriate board resolution evidenced by an Officers' Certificate shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner herein provided, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) If the Trustee, after written request by the Company or by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or the appointment of a successor Trustee.

                 (g) The Company shall give or cause to be given notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 7.9.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Upon request of the Company or the successor Trustee, the retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, in each case subject to the lien of the retiring Trustee granted pursuant hereto. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

         SECTION 7.10.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided that such corporation shall be otherwise qualified and eligible under this Article VII. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 7.11.  TRUSTEE REQUIRED; ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such, and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article VII. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

         SECTION 7.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).


                                  ARTICLE VIII
                   DEFEASANCE AND SATISFACTION AND DISCHARGE

         SECTION 8.1.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                 (a) Company's Option to Effect Defeasance or Covenant Defeasance. The Company may at its option, by an appropriate board resolution evidenced by an Officers' Certificate, at any time (subject to 10-day prior written notification to the Trustee), elect to have the provisions of either
Section 8.1(b) or (c) applied to the outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

                 (b) Legal Defeasance and Discharge. Upon the Company's exercise of the option provided in Section 8.1(a) applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.1(d) and as more fully set forth in such Section, payments in respect of the principal and premium (if any) of and interest and Liquidated Damages (if any) on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under
Section 8.1(c).

                 (c) Covenant Defeasance. Upon the Company's exercise of the option provided in Section 8.1(a) applicable to this Section, (i) the Company shall be released from its obligations under Sections 4.5 through 4.19, inclusive, and (ii) the occurrence of an event specified in Section 6.1(iv) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

                 (d) Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either
Section 8.1(b) or 8.1(c) to the outstanding Notes:

                          (i)     The Company shall irrevocably have deposited
or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes: (A) cash in U.S. dollars, or (B) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal and premium (if any) of, and interest and Liquidated Damages (if any) on the Notes at the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes;

                          (ii)    No Default or Event of Default shall have
occurred and be continuing on the date of such deposit;

                          (iii)   Such Legal Defeasance or Covenant Defeasance
shall not cause the Trustee to have a conflicting interest as described in
Section 7.11 and for purposes of the TIA with respect to any securities of the Company;

                          (iv)    Such Legal Defeasance or Covenant Defeasance
shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which any Issuer or Guarantor is a party or by which it is bound;

                          (v)     The Company shall have delivered to the
Trustee an Opinion of Counsel to the effect that after the 91st day (or such applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                          (vi)    The Company shall have delivered to the
Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                          (vii)   The Company shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.1(b) or the Covenant Defeasance under Section 8.1(c), as the case may be, have been complied with;

                          (viii)  In the case of an election under Section
8.1(b), the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                          (ix)    In the case of an election under Section
8.1(c), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                          (x)     The Company shall have delivered to the
Trustee an Opinion of Counsel to the effect that such deposit and Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

         SECTION 8.2.  SATISFACTION AND DISCHARGE.

         In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations under this Indenture when:

                 (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire principal and premium (if any) of and interest and Liquidated Damages (if any) on the Notes not theretofore delivered to the Trustee for cancellation;

                 (b) the Company has paid or caused to be paid all other sums payable hereunder;

                 (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

                 (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

         SECTION 8.3.  SURVIVAL OF CERTAIN OBLIGATIONS.

         Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.12, 2.13, 4.1, 4.2, 6.7, Article VII, and Sections 8.5, 8.6 and 8.7 shall survive until no Notes are outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

         SECTION 8.4.  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

         After (i) the conditions of Section 8.1 or 8.2 have been satisfied,
(ii) the Company has paid or caused to be paid all other sums payable hereunder and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified in Section 8.3.

         SECTION 8.5.  APPLICATION OF TRUST MONEYS AND GOVERNMENT SECURITIES.

         Subject to the provisions of Section 2.4, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.1(d)(i) in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) of and interest and Liquidated Damages (if any) on the Notes, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.1(d)(i) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request by an Officers' Certificate any money or Government Securities held by it as provided in Section 8.1(d)(i) which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

         SECTION 8.6.  REPAYMENT TO THE COMPANY; UNCLAIMED MONEY.

         Any money or Government Securities deposited with the Trustee or the Paying Agent in trust for the payment of the principal and premium (if any) of and interest and Liquidated Damages (if any) on the Notes and remaining unclaimed for two years after it has become due and payable shall be paid to the Company upon written request in the form of an Officers' Certificate, and the Holder of such Notes shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.7.  REINSTATEMENT.

         If the Trustee or the Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.1(b) or 8.1(c) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.1(b) or 8.1(c); provided, however, that if the Company makes any payment of principal and premium (if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.


                                   ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.1.  WITHOUT CONSENT OF HOLDERS.

         Notwithstanding Section 9.2 of this Indenture, without notice to or the consent of any Holder, the Company, when authorized by an appropriate board resolution evidenced by an Officers' Certificate, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, and may amend this Indenture, the Notes or the Pledge Agreement, for any of the following purposes:

                 (a) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the legal rights of any Holder;

                 (b)      to comply with Article V;

                 (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                 (e) to make any change that would provide any additional benefit or rights to the Holders or that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the legal rights of any Holder;

                 (f) to provide for issuance of the Exchange Notes (which will have terms substantially identical in all material respects to the Original Notes, except that the transfer restrictions contained in the Original Notes will be modified or eliminated as appropriate, and which will be treated together with any outstanding Original Notes as a single issue of securities); or

                 (g) to make any other change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the legal rights of any Holder;

provided that the Company deliver to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section.

         SECTION 9.2.  WITH CONSENT OF HOLDERS.

         Subject to Section 6.7, the Company, when authorized by an appropriate board resolution evidenced by an Officers' Certificate, and the Trustee, the Indenture, the Notes and the Pledge Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Pledge Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes).

         Without the consent of each Holder of each Note affected thereby, an amendment, supplement or waiver may not (with respect to any Note held by a non-consenting Holder):

                 (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes (other than provisions set forth in Sections 4.14 and 4.15 of this Indenture);

                 (c) reduce the rate of or change the time for payment of interest on any Note;

                 (d) waive a Default or Event of Default in the payment of principal and premium (if any) of, and interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                 (e) make any Note payable in money other than that stated in the Notes;

                 (f) make any change in provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal and premium (if any) of, and interest or Liquidated Damages (if any) on, the Notes;

                 (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.14 and 4.15); or

                 (h) make any change in the amendment and waiver provisions of this Section 9.2.

         Upon the request of the Company accompanied by an Officers' Certificate in form satisfactory to the Trustee certifying corporate resolutions, authorizing the execution of any amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.5 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture. It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.3.  EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.5, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.4.  EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.5.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.6.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

         SECTION 9.7.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest and Liquidated Damages (if any) on, a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                                   ARTICLE X
                             SUBSIDIARY GUARANTEES

         SECTION 10.1.  UNCONDITIONAL GUARANTEE.

         Each Subsidiary Guarantor, upon execution and delivery of a supplemental indenture pursuant to Section 10.10, hereby fully and unconditionally guarantees, jointly and severally with each other Subsidiary Guarantor, if any, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes or the obligations of the Subsidiary Guarantors under this Indenture or the Notes that: (i) the principal of and premium (if any) and interest and Liquidated Damages (if any) on the Notes will be paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest (if any) to the extent lawful, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.4. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Indenture. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged (except to the extent released pursuant to Section 10.9) except by complete performance of the obligations contained in the Notes, this Indenture and in its Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 10.9). Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

         SECTION 10.2.  PRIORITY OF GUARANTEE.

         The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to its Subsidiary Guarantee and this Indenture will rank senior in right and priority of payment to all other indebtedness of such Subsidiary Guarantor that is expressly subordinated to its Subsidiary Guarantee and will rank pari passu in right and priority of payment with all other indebtedness of such Subsidiary Guarantor that is not expressly so subordinated to such Subsidiary Guarantee, except to the extent of any collateral securing such other indebtedness.

         SECTION 10.3.  SEVERABILITY.

         In case any provision of a Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.4.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

         Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from, rights to receive contributions from, or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

         SECTION 10.5.  WAIVER OF SUBROGATION.

         Until all Obligations are paid in full, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

         SECTION 10.6.  SUCCESSORS AND ASSIGNS.

         This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 10.7.  NO WAIVER.

         Neither a failure nor a delay on the part of either the Subsidiary Guarantors, the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Subsidiary Guarantors, the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

         SECTION 10.8.  MODIFICATION.

         No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 10.9.  RELEASE OF SUBSIDIARY GUARANTOR.

         Upon the sale or disposition of all the capital stock of a Subsidiary Guarantor (or substantially all of its assets) by way of merger, consolidation or otherwise or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to and in compliance with the terms of this Indenture, such Subsidiary shall be released from and relieved of its obligations under its Subsidiary Guarantee. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest and Liquidated Damages (if any) on the Notes as provided in this
Article X.

         SECTION 10.10.  EXECUTION OF SUPPLEMENTAL INDENTURE
                         BY FUTURE RESTRICTED SUBSIDIARIES.

         The Company shall cause each Person that becomes a Restricted Subsidiary, upon becoming a Restricted Subsidiary, to become a Subsidiary Guarantor with respect to the Notes. The Company shall cause any such Restricted Subsidiary to execute and deliver to the Trustee (i) a supplemental indenture, in form and substance satisfactory to the Trustee, pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary Guarantor and, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

         SECTION 10.11.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE XI
                                 MISCELLANEOUS

         SECTION 11.1.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 11.2.  NOTICES TO COMPANY AND TRUSTEE.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

         If to the Company:

         Orbital Imaging Corporation
         21700 Atlantic Boulevard
         Dulles, Virginia 20166
         Attn:   General Counsel
         Facsimile:       703-406-5572

         If to the Trustee:

         HSBC Bank USA
         140 Broadway, 12th Floor
         New York, New York  10005-1180
         Attn:   Corporate Trust Department
         Facsimile:       212-658-6425

Each of the Company and the Trustee by written notice as specified herein to each other Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made: as of the date delivered, if personally delivered; when receipt is confirmed, if sent by facsimile; and five calendar days after mailing, if sent by registered or certified mail, postage prepaid; provided that a notice of change of address shall not be deemed to have been given until actually received by the addressee.

         SECTION 11.3.  NOTICES TO HOLDERS.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and: (i) in the case of a Global Note, by facsimile or by overnight mail to the Depository; and (ii) in the case of Notes other than a Global Note, by first-class mail, postage prepaid, in each case to each Holder affected at his address as it appears in the Note Register, and shall be sufficiently given if sent not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice. Neither the failure to mail any such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notice may be waived in writing by any Person entitled to receive such notice, either before or after the event requiring notice.
Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 11.4.  TRUSTEE, PAYING AGENT AND REGISTRAR PROCEDURES.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at meetings of Holders, and the Paying Agent and the Registrar may make reasonable rules for their functions.

         SECTION 11.5.  COMPLIANCE CERTIFICATES AND OPINIONS.

                 (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the TIA and under this Indenture. Each such certificate or opinion required to be made under this Indenture shall be given in the form of an Officers' Certificate, if to be given by the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirement set forth in this Indenture.

                 (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (i)     a statement that each individual signing such
certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                          (ii)    a brief statement as to the nature and scope
of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (iii)   a statement that, in the opinion of each such
individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (iv)    a statement as to whether, in the opinion of
each such individual, such condition or covenant has been complied with.

         SECTION 11.6.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                 (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 (b) Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel submitted therewith, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of officers of the Company submitted therewith stating the information on which such counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

         SECTION 11.7.  ACTS OF HOLDERS; REGISTERED HOLDERS; RECORD DATES.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 (c)      The ownership of Notes shall be proved by the Note
Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                 (e) The Company may set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in paragraph (f) below. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required pursuant to Section 2.5) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 11.2.

                 (f) The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to join in the giving or making of (i) any notice hereunder, (ii) any declaration of acceleration referred to in Section 6.2, (iii) any request to institute proceedings referred to in Section 6.6 or (iv) any direction referred to in
Section 6.5. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 11.2.

                 (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         SECTION 11.8.  SUCCESSORS AND ASSIGNS.

         All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.9.  SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 11.10.  BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.11.  GOVERNING LAW; JURISDICTION.

         This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

         SECTION 11.12.  LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, Proceeds Purchase Date or Change of Control Payment Date of any Note shall not be a Business Day, then, notwithstanding any other provision of this Indenture or of the Notes or the Subsidiary Guarantees, payment of interest or Liquidated Damages (if any) on or principal and premium (if any) of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date,

Redemption Date, Proceeds Purchase Date or Change of Control Payment Date, as the case may be.

         SECTION 11.13.  NO RECOURSE AGAINST OTHERS; LIMITATION ON LIABILITY.

         Notwithstanding anything contained in this Indenture or the Notes to the contrary, (i) except for the Company to the extent provided in clause (ii) below, no Person shall have any liability whatsoever with respect to or arising out of this Indenture, the Notes, or the Company's obligations thereunder or any agreements or documents executed by the Company in connection therewith and
(ii) claims with respect to this Indenture, the Notes and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Company. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 11.14.  COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                         ORBITAL IMAGING CORPORATION


                         By:
                                  ------------------------------------------
                                  Name:
                                  Title:


                         HSBC BANK USA,
                         as Trustee


                         By:
                                  ------------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A
                             (FORM OF FACE OF NOTE)

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), New York, New York, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.[1]

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ORBITAL IMAGING CORPORATION AND ITS SUCCESSORS (THE "COMPANY") THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY OR TRUSTEE, REGISTRAR OR

TRANSFER AGENT FOR THE SECURITIES SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. [2]

[1]      This paragraph should be included only if the Note is issued in global.

[2]      This legend not required in the case of (1) a Note issued pursuant to
Section 2.6(g)(ii) of the Indenture of (2) a Exchange Note issued pursuant to
Section 2.6(g)(iii) of the Indenture.

                          ORBITAL IMAGING CORPORATION
              11 5/8% SENIOR NOTES DUE 2005, [SERIES C][SERIES D]

                                    NO.  ___

                                CUSIP #_________

         ORBITAL IMAGING CORPORATION, a Delaware corporation (the "Company"), promises to pay to ________ or its registered assigns, the principal sum indicated on Schedule A on March 1, 2005.

         Interest Payment Dates: March 1 and September 1, commencing on September 1, 1999.

         Interest will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 22, 1999.

         Record Dates:  February 15 and August 15.

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                            ORBITAL IMAGING CORPORATION

                            By:
                                     ------------------------------------------
                                     Name: Armand D. Mancini
                                     Title: Vice President and Chief Financial
                                     Officer


Dated:  ________

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 11 5/8% Senior Notes due 2005 referred to in the within-mentioned Indenture.


                                 HSBC BANK USA,
                                 as Trustee


                                 By:
                                          -----------------------------------
                                          Authorized Signatory

                         (FORM OF REVERSE SIDE OF NOTE)

              11 5/8% Senior Notes due 2005, [Series C][Series D]

         Capitalized terms used herein shall have the meanings ascribed to them in the Indenture (as defined below) unless otherwise indicated.

         1. Interest. ORBITAL IMAGING CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 22, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 1, 1999.

         The Company shall pay, to the extent such payments are lawful, interest on overdue principal, from time to time on demand at the rate equal to 1% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent such payments are lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Notwithstanding any other provision of the Indenture or this Note:
(i) accrued and unpaid interest on the Original Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Notes following the Exchange Offer; (ii) interest on the Exchange Notes to be issued in the Exchange Offer shall accrue from the date the Exchange Offer is consummated; and (iii) the Exchange Notes shall have no provisions for Liquidated Damages.

         2. Method of Payment. The Company shall pay the principal of, and premium, interest and Liquidated Damages (if any) on, the Notes on the dates and in the manner provided herein, in the Indenture and in the Registration Rights Agreement. Principal of, and premium, interest and Liquidated Damages on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, interest and Liquidated Damages on, Global Notes will be payable by the Company through the Trustee to the Depositary by wire transfer of immediately available funds. Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Note, payment of interest and Liquidated Damages, if any, may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

         3. Paying Agent and Registrar. Initially, HSBC Bank USA, a New York banking corporation and trust company (the "Trustee", which term includes any successor trustee under the Indenture referred to below), will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to or consent of the Holders.

         4. Indenture. The Company issued the Note under an Indenture, dated as of April 22, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture, except as otherwise provided in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general obligations of the Company limited in aggregate principal amount to $75,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions, repurchase any capital stock or subordinated Indebtedness, make certain investments, create certain Liens, enter into certain transactions with Affiliates, sell assets, enter into certain mergers and consolidations, restrict such Restricted Subsidiaries from making certain dividend and other payments, entering into Sale and Leaseback Transactions, and issuing or selling capital stock of Restricted Subsidiaries of the Company. Such limitations are subject to important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations. The Indenture requires the Company to cause any Person that becomes a Restricted Subsidiary of the Company after the Issue Date to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee the Notes.

         5.      Redemption.

                 (a) The Notes will not be redeemable prior to March 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                                                                                        Redemption
Year                                                                                       Price
----                                                                                 -----------------

2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       105.8125%
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       102.9063%
2004 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       100.0000%

                 (b) Notwithstanding the foregoing, prior to March 1, 2001, the Company may, on one or more occasions, redeem outstanding Notes with the net cash proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company to one or more Persons (but only to the extent the proceeds of such sales of Capital Stock consist of cash or Cash Equivalents) at a redemption price equal to 111.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the redemption date; provided, however, that: (i) not less than 65% of the aggregate principal amount of the Notes initially issued remains outstanding immediately after any such redemption; and (ii) such redemption shall occur within 60 days after the date of closing of such sale of Capital Stock.

         6. Mandatory Redemption; Offer to Purchase. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to the conditions and limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture at a purchase price equal to 101% in the case of a Change of Control and 100% in the case of Asset Sales, of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase.

         7. Notice of Redemption. Notice of redemption will be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address as it appears in the Note Register.

         Notes to be redeemed shall cease to bear interest from and after the Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest and Liquidated Damages (if any).

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any

Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company, after which all liability of the Trustee and Paying Agent with respect to such money shall cease.

         11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. dollars or Government Securities sufficient to pay the principal of and interest on the Notes to redemption or maturity, and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, and interest and Liquidated Damages (if any) payable on, the Notes).

         12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes and the Pledge Agreement may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and certain existing Defaults or Events of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may make such amendments or supplements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article V of the Indenture (dealing with certain mergers and consolidations) or make any other change that does not adversely affect the legal rights of any Holder of a Note.

         13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security or indemnity reasonably satisfactory to the Trustee. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal of, or interest or Liquidated Damages, if any, payable on the Notes) if it determines that withholding notice is in the Holders' interest.

         14. Pledge Agreement. In order to secure the due and punctual payment of the principal of, premium, interest and Liquidated Damages, if any, on the Notes and the payment and performance of all other obligations of the Company to the Holders of the Notes or the Trustee under the Indenture, the Company has granted a first priority Lien on certain Pledged Securities to the Trustee for the benefit of the Holders, as more particularly described in the Pledge Agreement. If the Pledged Securities exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first two scheduled interest payments due on the Notes (or, in the event an interest payment or interest payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the second scheduled interest payment), and no Default or Event of Default is then continuing, upon the satisfaction of certain conditions specified in the Pledge Agreement, any such excess amount of Pledged Securities shall be returned to the Company. Upon such release and delivery to the Company, the Lien of the Trustee thereon for the benefit of the Holders shall be released.

         15. Trustee's Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, subject to the provisions of TIA Section 310.

         16. No Recourse Against Others; Limitation on Liability. Notwithstanding anything contained in the Indenture or the Notes to the contrary, (i) except for the Company to the extent provided in clause (ii) below, no person or entity (including, without limitation, the past, present or future directors, officers, shareholders and employees of the Company) shall have any liability whatsoever with respect to or arising out of the Indenture, the Notes or any of the Company's obligations thereunder or any agreements or documents executed by the Company in connection therewith and (ii) claims with respect to the Indenture, the Notes and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Company. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         19. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

         20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

         21. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish without charge to any Holder of a Note upon written request a copy of the Indenture, which has the text of this Note printed therein. Requests may be made c/o Orbital Imaging Corporation, 21700 Atlantic Boulevard, Dulles, Virginia 20166, Attn: Secretary.

                                                                      SCHEDULE A
               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The initial principal amount at maturity of this Global Note shall be $________. The following increases or decreases in this Global Note have been made:

Principal Amount
                   -----------------
Amount of :
                         decrease in
                --------
                         increase in
                --------
          of this Global Note (or Exchange Note)

Principal Amount of the Global Note (or Exchange Note) following such increase or decrease
$
 ----------------

                                 HSBC BANK USA

                                 By:
                                          ------------------------------------
                                          Authorized Officer

Date:
      -----------------

                                                                       EXHIBIT B

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:


-------------------------------------------------------

-------------------------------------------------------

-------------------------------------------------------
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _________________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date:
       --------------------
Signed:
         ------------------
(Signed exactly as your name appears on the other side of this Note)

Signature Guarantee:


-----------------------------------------

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 22, 2001, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

---------------------------

(Check One)

(1) __           to the Company or a Subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United States to a "foreign person" in compliance with Regulation S under the Securities Act; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) __ pursuant to an effective registration statement under the Securities Act; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section
2.6 of the Indenture shall have been satisfied.

Date:
      --------------------
Signed:
         ------------------
(Signed exactly as your name appears on the other side of this Note)

Signature Guarantee:


-----------------------------------------

NOTICE: Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.



TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
       ----------------------

NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you elect to have this Note purchased by the Company pursuant to
Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

         Section 4.14 [     ]

         Section 4.15 [     ]

         If you elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$
 ----------------

Dated:
       ------------------------

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or any change whatsoever and be guaranteed by the endorser's bank or broker.




Signature Guarantee:


---------------------------------

NOTICE: Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                                                                       EXHIBIT C

                FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                              ACCREDITED INVESTOR

Orbital Imaging Corporation
21700 Atlantic Boulevard
Dulles, VA  20166
Attention:  General Counsel

HSBC Bank USA
140 Broadway, 12th Floor
New York, New York  10005
Attention: Corporate Trust Department
                 Re:      11 5/8% Senior Notes Due 2005

         Reference is hereby made to the Indenture, dated as of April 22, 1999 (the "Indenture"), between Orbital Imaging Corporation., as issuer (the "Company") and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of $____________ aggregate principal amount of Notes, we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A)(1) to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (2) in a transaction meeting the requirements of Rule 144 under the Securities Act,
(3) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in a transaction meeting the requirements of Rule 904 under the Securities Act, (4) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to you a signed letter containing certain representations and agreements relating to the Notes (the form of which letter can be obtained from the Trustee), or (5) in accordance with another exemption from the registration requirements of the Securities Act (and in the case of any transfer with an aggregate principal amount of $100,000 or less, based upon an Opinion of Counsel if the Company or Trustee, Registrar or Transfer Agent for the Notes so requests), (B) to the Company or (C) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any Person purchasing the Certificated Notes or interests therein from us in a transaction meeting the requirements of clauses (A) through (C) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or any interests therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or interests therein acquired by us must be effected through one of the Initial Purchasers.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or interests therein for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      [Insert Name of Accredited Investor]


                                      By:
                                               --------------------------------
                                               Name:
                                               Title:

Dated:
         ------------------